Exhibit 4.17

REPUBLIC OF PERÚ

TELECOMMUNICATIONS INVESTMENT FUND

PRIVATE INVESTMENT PROMOTION AGENCY

FINANCING AGREEMENT

SPECIAL PUBLIC BID
PRIVATE INVESTMENT PROMOTION PROCESS FOR THE
EXECUTION OF THE PROJECT:

“Installation of Broadband for Comprehensive
Connectivity and Social Development of the Amazonas Region”

June 2018

FINANCING AGREEMENT

“INSTALLATION OF BROADBAND FOR COMPREHENSIVE CONNECTIVITY AND
SOCIAL DEVELOPMENT OF THE AMAZONAS REGION”

Be known by the present document the Non-Reimbursable Financing Agreement for the execution of Project "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region" (hereinafter the FINANCING AGREEMENT) entered into by the Telecommunications Investment Fund (hereinafter FITEL), with RUC (Peruvian Taxpayer Registration) No. 20514935590 and domiciled at Jr. Zorritos N° 1203, Cercado de Lima, province and department of Lima represented by Mr. Jose Aguilar Reategui, identified with DNI (National ID Card) N° 10001308, Technical Secretary of FITEL according to Minister Resolution N° 385-2018 MTC/01.03, and from the other, the company GILAT NETWORKS PERU S.A (hereinafter the CONTRACTOR), registered in the city of Lima, Peru, with RUC (Peruvian Taxpayer Registration) Nº 20600386442, domiciled at Avenue Carlos Villaran N° 140, Floor 12, Interbank Building, La Victoria, province and department of Lima, represented by Mr. Arieh Gad Rohrstock identified with C.E. N° 000105760, and Miss Yveth Fiorella Romero Guia, identified with National ID Card No. 41358105, who act according to the powers dated May 15th, 2015, inscribed in the Record N° 13431090 of the Registry Office of Lima.

The FINANCING AGREEMENT is held to the terms and conditions specified in the following clauses:

FIRST CLAUSE: BACKGROUND AND LEGAL FRAMEWORK:

1.1.
FITEL is a fund intended to provide universal access, meaning access in the national territory to a set of essential telecommunications services, capable of transmitting voice and data, which has, among its objectives, to reduce the gap in access to telecommunications services in rural areas and in places considered of social interest.

1.2.
By Law No. 28900 was granted to FITEL the status of legal entity of public law. FITEL is assigned to the Transport and Communications Sector. Supreme Decree No. 010-2007 MTC, regulated the mentioned law.

1.3.	By Supreme Decree No. 036-2008-MTC was approved the Regulation for the Administration and Functions of the Telecommunications Investment Fund – FITEL.

1.4.	By Supreme Decree No. 020-98-MTC, published on August 5, 1998 - and its amendments – was approved the "Guidelines of the policy for the opening of the telecommunications market in Peru".

1.5.
By Supreme Decree No. 049-2003-MTC published on August 17, 2003. Were approved the "Guidelines of policies to promote greater access to Public Telecommunications Services in rural areas and places of preferential social interest", which main goal is to accelerate the incorporation, under equal conditions, of populations in rural areas and of social interest, to the opportunities offered by Information Technology and Communication, promoting their integration into the public telecommunications network.

Non Reimbursable Financing Agreement for the execution of Project
"Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region"

1.6.
By Supreme Decree No. 024-2008-MTC, published on August 16th, 2008, was approved the General Regulatory Framework to promote the development of Public Telecommunications Services in rural areas and places of social interest.

1.7.
By Ministerial Resolution No. 224-2012 MTC/01, published on May 12th, 2012, was approved the Institutional Strategic Plan of Transportation and Communications Sector in which was established as one of the specific objectives "to promote the deployment of telecommunications infrastructure and services that enable connectivity and virtual integration of the country, prioritizing areas of social interest and borders"; specifying as target to achieve by 2016, that Peru has 100% districts served by at least one telecommunications service.

1.8.
By Law N° 29904, Law for Promotion of Broadband and Construction of the National Fiber Optic Backbone Network was stated of public necessity and national interest, the construction of a National Fiber Optic Backbone Network which gathers together all the capitals of the provinces of the country and the deployment of high-capacity networks that integrate all districts to enable broadband connectivity fixed and/or mobile and mass distribution across the country, in competitive terms.

1.9.	By Supreme Decree No. 014-2013-MTC was approved the Regulation of Law No. 29904 – Law for Promotion of Broadband and the Construction of the National Fiber Optic Backbone Network.

1.10.	By Law 30228, was amended law No. 29022 – Law for the expansion of telecommunications infrastructure, called as Law to enhance the Expansion of Telecommunications Infrastructure.

1.11.
With Official Letter No. 186-2016-MTC/24, dated February 04th 2016, PROINVERSIÓN was commissioned to prepare the TENDER for selecting the OPERATOR who will be responsible for implementing the project “Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region”

1.12.
By Resolutions of the Board of OSIPTEL s No. 003-2015-CD / OSIPTEL and 004-2015-CD / OSIPTEL published on January 11, 2015, were stablished the top rates of the transport service and Internet access respectively, corresponding to the regional projects of the Fiber Optic Backbone Network.”

1.13.
By PROINVERSION Agreements No 719-5-2016-CPC and No 746-4-2017-CPC dated March 22nd, 2016 and February 16th 2017respectively, the Chief Executive Council of PROINVERSION,  incorporated into the process of Promotion of Private Investment the Projects "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region”; "Installation of Broadband for Comprehensive Connectivity and Social Development of the Ica Region” and "Installation of Broadband for Comprehensive Connectivity and Social Development of the Lima Region” and stablished that the promotion modality of the private investment will be the one indicated in the literal a) of article 31.1 of the Legislative Decree No 1224; such agreements were published on April 6, 2017.

1.14.
By PROINVERSION agreement No 747-5-2017-CPC dated March 24, 2017, the Chief Executive Council of PROINVERSION approved the Promotion Plan of Projects "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region”, "Installation of Broadband for Comprehensive Connectivity and Social Development of the Ica Region” and  "Installation of Broadband for Comprehensive Connectivity and Social Development of the Lima Region” such agreement was published on April 6, 2017.

1.15.
By Resolution of the Executive Council No 17-2017/DPP/TE.22 dated September 11, 2017, the Executive Director of PROINVERSION agreed to approve the BASES of the Special Public BID of the promotional process of the private investment for the execution of projects "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region”, "Installation of Broadband for Comprehensive Connectivity and Social Development of the Ica Region” and  "Installation of Broadband for Comprehensive Connectivity and Social Development of the Lima Region”.

1.16.
By resolution of the Executive Council No 57-2017/DPP/TE.22, dated November 24, 2017, was approved the Final Version of the Financing Contract of the Projects "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region”, "Installation of Broadband for Comprehensive Connectivity and Social Development of the Ica Region” and  "Installation of Broadband for Comprehensive Connectivity and Social Development of the Lima Region”.

SECOND CLAUSE: DEFINITIONS

All references herein to Clause, Number, Literal, Exhibit and Appendix should be understand as Clauses, Paragraphs, literals, Appendices and Exhibits contained in the FINANCING AGREEMENT, unless expressly stated otherwise.

For the purposes of the FINANCING AGREEMENT and its proper interpretation, the capitalized terms shall be understand as defined precisely for each one in the same and in the list of definitions provided in Paragraph 1.3. Of the BASES.

The terms that are not expressly defined shall be understood in the same meaning assigned to them by technical language or meaning assigned according to relevant applicable laws or, alternatively, in their natural and obvious sense, according to the general use of them. In the text of the FINANCING AGREEMENT, the terms denoting singular also include the plural and vice versa, as long as the context requires.

In the FINANCING AGREEMENT, the following terms shall have the meanings indicated below:

2.1
MINUTES OF AWARD OF THE TRANSPORT NETWORK ASSETS: Is the document prepared by FITEL whereby the CONTRACTOR transfers ownership to MTC of the assets of THE TRANSPORT NETWORK, once subscribed the Concession Contract between MTC and the concessionary for the operation of the TRANSPORT NETWORK or when it happen some of the assumptions defined in the FINANCING AGREEMENT.  THE CONTRACTOR and FITEL, in representation of MTC will sign such minutes.

2.2
MINUTES OF CONFORMITY OF INSTALLATION AND TESTING OF SERVICES OF ACCESS NETWORK: Is the document prepared by FITEL and signed by THE CONTRACTOR and FITEL by which the former accepts the results reported in the ACCESS NETWORK SUPERVISION REPORT corresponding to the installations performed. In addition, with the signing of this document, compliance with the conditions laid down in the TECHNICAL SPECIFICATIONS, corresponding to the ACCESS NETWORK are certified. The model of the minutes are show in Exhibit No. 4 of Annex No. 8-B of the BASES and might be amend, being FITEL, which finally determines its final content.

2.3
MINUTES OF CONFORMITY OF THE INSTALLATION AND TESTING OF SERVICES OF THE TRANSPORT NETWORK: Is the document prepared by FITEL and signed by THE CONTRACTOR and FITEL by which the former accepts the results stated in the TRANSPORT NETWORK SUPERVISION REPORT corresponding to the installations made. This document also certifies compliance with the conditions laid down in the TECHNICAL SPECIFICATIONS for total TRANSPORT NETWORK. The model of the minutes shown in Exhibit No. 4 of the Annex No 8-A of BASES and may be modified, being FITEL, which finally determines its final content.

2.4
MINUTES OF INSTALATION OF THE ACCESS NETWORK: Is the document with the nature of a sworn statement, which indicates and credits compliance of the installation and performance of the infrastructure, equipment, hardware, software and others needed to provide access to Internet and access to the Intranet offered by the ACCESS NETWORK.  Such minutes are composed by the models contained in Exhibits No. 2-A, No. 2-B and No. 2-c, as well as the Exhibit No. 3 of Annex No 8-B of Bases, which might be modified, being FITEL, which finally determines their final content.  THE CONTRACTOR subscribes such minutes as well as the persons indicated in such Exhibits.

2.5
EXTENSION OF THE AWARDED PROJECT: Is the incorporation of new BENEFICIARY LOCALITIES and/or capital of districts, in the sphere of influence of the PROJECT, which implies an additional subsidy up to 20% of FINANCING AWARDED for the corresponding network, previous evaluation and approval of FITEL.  Such extension could be request by FITEL within the INSTALLATION STAGE of the ACCESS NETWORK y the TRANSPORT NETWORK.

2.6
TRANSPORT NETWORK ASSETS: Are all movable or immovable assets that compose the TRANSPORT NETWORK, according with what is set in the TECHNICAL SPECIFICATIONS of the TRANSPORT NETWORK.  Such assets will be owned and have the domain of MTC after the subscription of the MINUTES OF AWARD OF TRANSPORT NETWORK ASSETS between THE CONTRACTOR and FITEL, which will subscribe such minutes in representation of MTC.

2.7
CLOSURE OF THE FINANCING AGREEMENT: Is the procedure whether both PARTIES agreed the conclusion of their contractual rights and obligations.  Such procedure will begin within the first fifteen (15) DAYS of the las semester of the OPERATION PERIOD, in this regard, it will be understood as a stage of such period.

2.8	FINANCING AGREEMENT: It is the legal relationship held between FITEL and THE CONTRACTOR, whose purpose is to regulate:

a)	The installation of the TRANSPORT NETWORK and ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS;
b)
The operation and maintenance of the ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS, providing access to Internet in the BENEFICIARY LOCALITIES included in the Annex No. 1 of present FINANCING AGREEMENT;

c)	The implementation of CAPACITY BUILDING;
d)	Compliance with the Technical Offer of THE CONTRACTOR;
e)	The use of FINANCING AWARDED for the implementation of the PROJECT AWARDED;
f)	The disbursement of the FINANCING AWARDED to THE CONTRACTOR by FITEL

2.9
DAYS: It should be understood working days, it means others than Saturday, Sunday or nonworking holiday in the city of Lima (including non-working days for the public administration). Also understood as holidays, the regional holidays stablished by order of governmental authority in the Amazonas Region.

2.10	CALENDAR DAYS: Are all the days (working days, non-working and holidays), unless expressly stipulated otherwise.

2.11	THE CONTRACTOR: Is the legal entity, domiciled in Peru, created by the AWARDED BIDDER, which FITEL signs this FINANCING AGREEMENT and who will implement the AWARDED PROJECT.

2.12
INSTALLATION STAGE: The time in which THE CONTRACTOR displays the infrastructure, equipment and other items in the ACCESS NETWORK and TRANSPORT NETWORK fulfilling the provisions of the TECHNICAL SPECIFICATIONS. The deadline for completion of this stage is the indicated in the Technical Proposal, being, for the TRANSPORT NETWORK no more than eighteen (18) months and for the ACCESS NETWORK no more than eighteen (18) months, both counted since the DATE OF CLOSURE.

2.13	DATE OF CLOSURE: The date, place and time to be carried out the acts set forth in Paragraph 11.3 of the BASES.

2.14
FINANCING AWARDED: Is the amount of the FINANCING granted for the TRANSPORT NETWORK and ACCESS NETWORK that corresponds to the AWARDED PROJECT, as provided in the TECHNICAL PROPOSAL in accordance with the TECHNICAL SPECIFICATIONS. This includes all applicable taxes and contributions to the MTC, OSIPTEL and FITEL (which are established in the TUO of the Telecommunications Act approved by Supreme Decree No. 013-93-TCC, in the TUO of the General Regulation of the Telecommunications Act, approved by Supreme Decree No. 020-2007-MTC and its amendments, such as fee for commercial exploitation of service and contribution to FITEL, as well as the contribution by regulation to OSIPTEL established by Law No. 27332 in accordance with Supreme Decree No. 103-2003-PCM and Supreme Decree No. 012-2002-PCM, as amended, or the rules that substitute).

2.15
ACCESS NETWORK FINANCING: Is the non-refundable amount recorded in the ECONOMIC PROPOSAL expressed in US$ and which FITEL must deliver to THE CONTRACTOR as part of its obligations as stipulated in the FINANCING AGREEMENT. This includes the necessary financing for THE CONTRACTOR to acquire, install, operate and maintain THE ACCESS NETWORK and implements the CAPACITY BUILDING, providing all the services involved in the TECHNICAL PROPOSAL in accordance with the TECHNICAL SPECIFICATIONS. This includes all applicable taxes and contributions to the MTC, OSIPTEL and FITEL. (which are established in the TUO of the Telecommunications Act approved  by Supreme Decree No. 013-93-TCC, in the TUO of the General Regulation of the Telecommunications Act, approved by Supreme Decree No. 020-2007-MTC and its amendments, such  as fee for commercial exploitation of service and contribution to FITEL, as well as the contribution by regulation to OSIPTEL established by Law No. 27332 in accordance with Supreme Decree No. 103-2003-PCM, its amendments or the regulations that substitute them).

2.16
FINANCING OF THE TRANSPORT NETWORK: Is the non-refundable amount recorded in the ECONOMIC PROPOSAL expressed in US$ and which FITEL shall deliver to THE CONTRACTOR as part of its obligations as stipulated in the FINANCING AGREEMENT. Includes the necessary financing for THE CONTRACTOR to purchase and install the TRANSPORT NETWORK in line with the TECHNICAL SPECIFICATIONS. This includes all taxes and contributions and contributions to the MTC, OSIPTEL, FITEL (which are established in the TUO of the Telecommunications Act, approved by Supreme Decree No. 013-93TCC, in the TOU of the General Regulations of the Telecommunications Act fr, approved by Supreme Decree No. 020-2007-MTC, as amended, such as commercial fee for service operation and the contribution to FITEL, as well as the contribution by regulation OSIPTEL established in Act No. 27332 in accordance with the Supreme Decree No. 103-2003-PCM, its amendments or the regulations that substitute them).

2.17
ADVANCE PAYMENT GUARANTEE: Is the joint, unconditional, irrevocable letter of guarantee, without benefit of excuse or division, and automatic enforceable in favor of FITEL, that THE CONTRACTOR shall deliver at the moment that FITEL defines to ensure the correct use of advance payment referred in Paragraph 11.6.1 of BASES, that will be done in favor of THE CONTRACTOR in case it requested it in the Form No. 1 of Exhibit No. 5 of the BASES.  It must be issued in accordance with the conditions established in the BASES.

2.18
PERFORMANCE BOND OF THE FINANCING AGREEMENT: Is the joint, unconditional, irrevocable letter of guarantee, without benefit of excuse or division, and of automatic enforceable on behalf of FITEL, that THE CONTRACTOR shall deliver at the CLOSING DATE, in order to guarantee the compliance with obligations under the FINANCING AGREEMENT. It must be issued in accordance with the conditions established in BASES.

2.19
GUARANTEE FOR SANITATION OF REAL STATE: Is the joint, unconditional, irrevocable letter of guarantee, without benefit of excuse or division, and of automatic enforceable on behalf of FITEL, that THE CONTRACTOR shall deliver in case it does not complete the registration of all title deeds in the SUNARP, enforceable for the real state that compose the TRANSPORT NETWORK ASSETS, and comply with requirements set in Exhibit No. 5 of Annex No. 8-A of BASES.

2.20
MANDATORY SUBSCRIBED INSTITUTION: Is the public institution referred to in Exhibit No. 8-B of the BASES, in which THE CONTRACTOR undertakes to install the necessary equipment, according to the conditions established in the TECHNICAL SPECIFICATIONS and provide services of the AWARDED PROJECT during the term of the FINANCING AGREEMENT.

2.21
APPLICABLE LAWS AND DISPOSITIONS: It is the set of legal provisions that directly or indirectly affect the FINANCING AGREEMENT. They include the Political Constitution of Peru, the laws, the norms with the rank of law, the supreme decrees, the regulations, directives and resolutions, as well as any other one that according to the legal system of the Republic of Peru, is applicable, those that will be of mandatory observance for this TENDER. Also, include any modification that the referred norms or dispositions could have; as well as the norms that are mentioned in Numeral 1.4 of the BASES, including its modifying, substitute norms and any other that according to the legal system of Peru might be applicable.

2.22
BENEFICIARY LOCALITIES: Are the locations where THE CONTRACTOR, according to the terms set in this FINANCING AGREEMENT, must install, operate and maintain the services offered in the AWARDED PROJECT. These localities are included in the list contained in Exhibit No. 1 of this FINANCING AGREEMENT. The additional localities offered by THE CONTRACTOR become BENEFICIARY LOCALITIES from the moment of the signing of the FINANCING AGREEMENT.

2.23         MTC: Is the Ministry of Transportation and Communications.

2.24         PARTY: FITEL or THE CONTRACTOR, as applicable.

2.25         PARTIES: FITEL and THE CONTRACTOR jointly.

2.26
INVESTMENT PERIOD OF THE ACCESS NETWORK: It is the period, with a maximum length of twenty (20) months from the CLOSING DATE, comprising the activities referred to in INSTALLATION STAGE and the TESTING STAGE, as well as the SUPERVISION activities to approve the installations made, referred to in the TECHNICAL SPECIFICATIONS of THE ACCESS NETWORK; finishing with the signing of the MINUTES OF CONFORMITY OF INSTALLATION AND TESTING OF SERVICES OF THE ACCESS NETWORK.

2.27
INVESTMENT PERIOD OF THE TRANSPORT NETWORK: Is the period, which maximum length is twenty (20) months from the CLOSING DATE, comprising the activities covered by the INSTALLATION STAGE and TESTING STAGE, as well as the SUPERVISION activities to approve the installations made, as referred in the TECHNICAL SPECIFICATIONS of THE TRANSPORT NETWORK; finishing with the signing of the MINUTES OF CONFORMITY OF INSTALLATION AND TESTING OF SERVICES OF THE TRANSPORT NETWORK.

2.28
PERIOD OF OPERATION: The duration of one hundred twenty (120) months from the day following the completion of the ACCESS NETWORK NVESTMENT PERIOD. In which THE CONTRACTOR will operate and maintain the ACCESS NETWORK to ensure its functioning and provision of services comprising the AWARDED PROJECT. In this period, the services will be provided commercially.

2.29
PROVISIONAL PERIOD: It is the time when THE CONTRACTOR will operate and maintain, if applicable, the TRANSPORT NETWORK for the exclusive use of the AWARDED PROJECT and to allow the operation of the ACCESS NETWORK. It will have a maximum duration of eighteen (18) months, which start from the day after the end of the INVESTMENT PERIOD OF THE TRANSPORT NETWORK and culminates with the subscription of the MINUTES OF AWARD OF THE TRANSPORT NETWORK ASSETS.

In the event that the PROVISIONAL PERIOD ends on a date before the maximum term defined above, the total amount of the subsidy must be adjusted proportionally to the shortest term, according to the procedure described in this FINANCING CONTRACT. No subsidy will be recognized or granted in case the PROVISIONAL PERIOD ends on a later date than the maximum term defined.

2.30	PROINVERSIÓN: Private Investment Promotion Agency, an organization referred to in Law No. 28660 and the Ministerial Resolution No. 185-2017-EF/10 or regulations that substitute them.

2.31
PROTOCOL OF ACCEPTANCE TESTING OF INSTALLATIONS: Document prepared by THE CONTRACTOR containing the procedures to run to verify proper installation and operation of the BENEFICIARY LOCALITIES services, servers, applications, maintenance centers, customer service centers, network management center, data center, nodes, among others that are part of the ACCESS NETWORK.  This document should count with FITEL approval before its application.

2.32	AWARDED PROJECT: Is the PROPOSAL of the APT BIDDER declared the WINNER OF THE AWARD by the EJECUTIVE DIRECTOR OF PROINVERSION.

2.33
ACCESS NETWORK: The telecommunications network implemented according to the criteria set in the corresponding TECHNICAL SPECIFICATIONS, which allows the end user to access the public telecommunications services and access to intranet of the AWARDED PROJECT, in accordance, which is set in the Clause 7.40 of the FINANCING AGREEMENT.

2.34
TRANSPORT NETWORK: This is the high-speed network of availability and reliability, designed based on the laying of fiber optic redundancy scheme and points of presence in the district capitals, as provided in Section 7.4 of Article 7 of law No. 29904.

2.35         UIT: It is the Tax Unit

THIRD CLAUSE: STATEMENTS OF THE CONTRACTOR

3.1.
THE CONTRACTOR states that is a legal entity duly incorporated under the regulations of the Republic of Peru, having proved its existence and its representation according to law and is duly authorized and able to assume the obligations under the FINANCING AGREEMENT to exercise economical, technical, financial and commercial  activities, in the implementation of the AWARDED PROJECT.

3.2.
THE CONTRACTOR acknowledges and agrees that it is a decisive reason of FITEL for the celebration of the FINANCING AGREEMENT that, in the terms stipulated therein, in its TECHNICAL PROPOSAL and in the TECHNICAL SPECIFICATIONS, THE CONTRACTOR must perform the design, procurement and installation of networks, equipment and provide access to Internet and Intranet, to implement CAPACITY BUILDING, and keep them in operational terms, performing the corresponding preventive and corrective maintenance, so that the Peruvian State has the deployed optical fiber in the case of TRANSPORT NETWORK and that the BENEFICIARY LOCATIONS and MANDATORY PAID INSTITUTIONS have the infrastructure and equipment properly installed and fully operational in the case of the ACCESS NETWORK.

3.3.	THE CONTRACTOR has the authorization certificates that allow it to provide the services to which it is bound according to the TECHNICAL SPECIFICATIONS.

3.4.	THE CONTRACTOR is committed to install the networks of THE AWARDED PROJECT and provide the services in the quality conditions established in the TECHNICAL SPECIFICATIONS.

3.5.
THE CONTRACTOR states that its representative, who signs the FINANCING AGREEMENT, is duly authorized, that its subscription has been authorized by its Board of Directors (or the highest authority of the company) and, with his signature, requires no further action or approval to ensure their validity and to comply with the obligations in the same.

3.6.
THE CONTRACTOR states that for the subscription of the FINANCING AGREEMENT and compliance with contractual obligations, it does not require legal authorization or regulatory authority of any foreign country in which any of its shareholders is incorporated or has its principal place of business and which is not contrary to any law or regulation in such country.

3.7.	THE CONTRACTOR states that to fulfill the FINANCING AGREEMENT there are no:

•
Laws, decrees, regulations, rules, orders, judgments, arbitral resolutions, resolutions, administrative sanctions or restrictions coming from any authority, provisions in the statutes or regulations of THE CONTRACTOR, covenants, contracts, agreements or other acts or events of any nature that are binding for THE CONTRACTOR or affecting its affiliates or subsidiaries or their property or prohibit, restrict, limit, oppose, affect, impair, or in any way prevent the execution and compliance of the terms and conditions of the FINANCING AGREEMENT.

•
Neither actions, suits, investigations, litigation or proceedings pending or imminent before courts, arbitral court or governmental authority; that prohibit, restrict, limit, oppose, affect, impair, or in any way prevent the execution and performance of the terms and conditions of the FINANCING AGREEMENT.

3.8.
THE CONTRACTOR acknowledges and agrees that the nature and regime of the FINANCING AGREEMENT determines that, although during their term changes in the LAWS and REGULATIONS occur, including changes in the regulation of the telecommunications sector and the tax regime affecting its business and/or economic performance, such circumstances do not give you the right to claim or requests for modifications to the FINANCING AGREEMENT under the assumptions of economic-financial hardship, excessive onerousness of the provision  or other legal concepts of a similar nature, either before the FITEL, its officers or other State agency.

THE CONTRACTOR states that it assumes all risks associated with these changes, including technological changes, and, consequently, may not submit to FITEL or other administrative authority, arbitral court or jurisdictional body, any claim because it has being clearly informed about this possibility and accepts it.

3.9.
THE CONTRACTOR recognizes that directly or indirectly has the economic, financial and technical capacity needed to perform the obligations under the FINANCING AGREEMENT and other obligations under the TECHNICAL SPECIFICATIONS as well as those obligations arising from the PROPOSAL under which was declared AWARDEE of the Project: “Installation of Broadband for the Comprehensive Connectivity and Social Development of the Amazonas Region”

3.10.
THE CONTRACTOR states having no impediment to contract pursuant to Legislative Decree No. 1224, its Regulation, the Article 1366º of the Peruvian Civil Code and that is not administratively sanctioned with temporary or permanent disqualification from exercising their rights to contract with the State.

3.11.
In the event that, after the signing of the FINANCING AGREEMENT, false statements in the preceding paragraphs are established, it will be terminated automatically, by operation of law, applying the provisions of the Nineteenth Clause, proceeding FITEL to enforce the guarantees granted under this FINANCING AGREEMENT.

3.12.
THE CONTRACTOR agrees to transfer ownership and control of the TRANSPORT NETWORK ASSETS in favor of the MTC, with the signing of MINUTES OF AWARD OF THE TRANSPORT NETWORK ASSETS. Such minutes will be subscribed between THE CONTRACTOR and FITEL, which will subscribe it representing the MTC.

3.13.
THE CONTRACTOR is obliged to transfer the ownership and control of the assets, rights and elements that compose the ACCESS NETWORK in favor of the FITEL in the assumptions of termination stablished in the clause Nineteenth of present AGREEMENT.

3.14.
The costs generated until the date the transfer mentioned in the preceding paragraphs 3.12 and 3.13 will be borne by THE CONTRACTOR. Costs incurred from the day after the transfer has become effective shall be borne by the new owner hired over the operation of the ACCESS NETWORK and by the selected operator of the TRANSPORT NETWORK.

3.15.	The necessary administrative expenses for the transfer mentioned in the preceding paragraphs 3.12 and 3.13 shall be borne by THE CONTRACTOR.

3.16.
THE CONTRACTOR states that it has conducted its own studies, research, projections and therefore is considered knowledgeable of all the elements needed to make the decision to assume fully, at its own risk, the obligations under the FINANCING AGREEMENT.

3.17.
THE CONTRACTOR acknowledges the areas where the networks will be installed, so it expressly disclaims making any claim or action against FITEL or other competent authority derived from inadequate site conditions or any other circumstances related to the object of this FINANCING AGREEMENT.

3.18.
THE CONTRACTOR admits it has developed its business plan taking into account the studies and assumptions it deemed appropriate, according to which it has prepared his TECHNICAL and ECONOMIC PROPOSAL and required the FINANCING AWARDED. It also states that the business plan has not been known by FITEL or PROINVERSIÓN, which shall have no responsibility for any difference between it and the actual results of the implementation of the AWARDED PROJECT. In that sense, THE CONTRACTOR declares that it assumes the risk arising from the differences between its business plan and actual results of the implementation of the AWARDED PROJECT.

3.19.
THE CONTRACTOR acknowledges and agrees that the total amount of the FINANCING AWARDED, is sufficient to fulfill the obligations of the FINANCIAL AGREEMENT and those derived from the PROPOSAL due to which it became the AWARDEE of the Project “Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region "

3.20.
THE CONTRACTOR, by this statement and only in the case of ACCESS NETWORK, undertakes to continue the operation and maintenance of the AWARDED PROJECT in all cases of termination of the FINANCING AGREEMENT under the terms stated in Clauses of the FINANCING AGREEMENT; this statement constitutes a unilateral promise referred to under Article 1956 of the Peruvian Civil Code.

3.21.
THE CONTRACTOR acknowledges and agrees that FITEL has taken note of the statement referred to in the preceding paragraph and that the signing of this FINANCING AGREEMENT is not only an express consent but a prior agreement referred to the second paragraph of Article 1956 and Article 1957 of the Peruvian Civil Code, respectively, so that said unilateral promise has been validly made and is fully enforceable.

3.22.
THE CONTRACTOR states that the CLOSING DATE, its capital stock is the one established in the BASES and, on that date, has fully subscribed the total of shares or participations that compose its capital stock, having paid at least 25% of the nominal value of the shares or participations, as applicable, in accordance with Article 52 of the General Law of Corporations, Law N ° 26887

3.23.
THE CONTRACTOR declares to know and accept that the operation of the TRANSPORT NETWORK during the PROVISIONAL PERIOD is temporary and provisional, being restricted to use the TRANSPORT NETWORK to provide value-added telecommunication public services.

 FOURTH CLAUSE: STATEMENTS OF FITEL

4.1.
The signing of the FINANCING AGREEMENT and compliance with the obligations and rights of FITEL in it shall conform to the APPLICABLE LAWS AND REGULATIONS and regulations governing its operation and in general, the legal system of Peru.

4.2.
FITEL states that at the subscription of the FINANCING AGREEMENT has the knowledge and authorization of its governing bodies and that it’s LEGAL REPRESENTATIVE has sufficient skills and powers to celebrate it, so as to generate obligations and valid, binding and enforceable rights for both parties

4.3.	FITEL states that the AWARDED FUNDING is duly authorized and has sufficient economic resources to provide the disbursements agreed in the FINANCING AGREEMENT.

4.4.
FITEL states to have the skills, legal and operational instruments for making the necessary supervision and that, as long as THE CONTRACTOR fulfill its obligations, shall authorize and make the disbursements planned in the FINANCING AGREEMENT.

4.5.
The SUPERVISION corresponding to the OPERATION PERIOD of the ACCESS NETWORK shall be made in accordance to the 17th clause of this FINANCING AGREEMENT. After such deadline has arrived, the legal regime for the SUPERVISION will be established in the Concession Agreement of THE CONTRACTOR, according to LAWS AND APPLICABLE RULES.

4.6.
FITEL acknowledges and accepts that it has become aware of the statement of THE CONTRACTOR referred to in precedent paragraph 3.20 of the Third Clause and the signing of this FINANCING AGREEMENT is not only express but also prior agreement referred to the second paragraph of Article 1956 and Article 1957 of the Peruvian Civil Code, respectively, so that unilateral promise has been validly made and is fully enforceable.

FIFTH CLAUSE: PURPOSE

5.1
The purpose of the FINANCING AGREEMENT is to regulate the assignment of the AWARDED FINANCING to THE CONTRACTOR for the implementation of the Project "Installation of Broadband for Comprehensive Connectivity and Social Development of the Amazonas Region " with the obligation that THE CONTRACTOR use it as its own risk for:

a)	The installation of the TRANSPORT NETWORK and the ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS;
b)
The operation and maintenance of the ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS, providing access to the Internet and intranet to the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS contained in Annex No. 1 of this FINANCING AGREEMENT,;

c)	The implementation of CAPACITY BUILDING;
d)	The compliance with the Technical Offer of THE CONTRACTOR;
e)	The use of AWARDED FUNDING for implementing the AWARDED PROJECT.

5.2.
Likewise, is established that the assets, rights and elements that make up the ACCESS NETWORK are property, controlled and / or owned by THE CONTRACTOR, without prejudice to the restrictions established in Clause Nineteenth and in the other provisions of the FINANCING AGREEMENT.

SIXTH CLAUSE: TERM OF THE FINANCING AGREEMENT

6.1.
The FINANCING AGREEMENT will have a validity than includes the INVESTMENT PERIOD OF THE ACCESS NETWORK, INVESTMENT PERIOD OF THE TRANSPORT NETWORK and the OPERATION PERIOD until the completion of the last disbursement; unless it is resolved beforehand in accordance with the assumptions foreseen in this FINANCING AGREEMENT.

6.2.
The INVESTMENT PERIOD OF THE ACCESS NETWORK and the INVESTMENT PERIOD OF THE TRANSPORT NETWORK shall not exceed twenty (20) months each one from the CLOSING DATE. However, it may be extended upon previous approval of FITEL and formalized by addendum to the present FINANCING AGREEMENT.

6.3.	The OPERATION PERIOD is one hundred twenty (120) months from the day following the completion of the INVESTMENT PERIOD OF THE ACCESS NETWORK.

6.4.
The term of the FINANCING AGREEMENT may be extended provided there is proper justification and for the enforcement of the purposes stated in the fifth clause of this contract by addendum signed by FITEL and THE CONTRACTOR.  For this purpose, THE CONTRACTOR may request the extension of the term before the fifteen (15) DAYS prior to the expiration of the term of the FINANCING AGREEMENT.

6.5.	THE PARTIES shall comply with the applicable procedure to the stage of CLOSURE of the FINANCING AGREEMENT.

6.6.
At the end of the term of the FINANCING AGREEMENT, by the conclusion of the deadline stated in paragraphs 6.2 and 6.3 of this Clause, THE CONTRACTOR shall continue the obligations of a telecommunications operator stipulated in their respective Concession Contracts, which are signed with the Ministry of Transportation and Communications, and/or any holder of a registration or authorization for the provision of value added services.

SEVENTH CLAUSE: OBLIGATIONS OF THE CONTRACTOR

THE CONTRACTOR assumes the following obligations:

7.1.
To use the AWARDED FINANCING for the design, construction and installation of the TRANSPORT NETWORK; as well as for the design, equipment procurement, transportation, installation, commissioning, operation and maintenance of the ACCESS NETWORK that will allow to provide Internet and Intranet access in the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS contained in the Annex No. 1 of the FINANCING AGREEMENT, and to the implementation of CAPACITY BUILDING activities, fulfilling the conditions laid down in the TECHNICAL SPECIFICATIONS, the content of the AWARDED PROJECT and all commitments assumed by THE CONTRACTOR in its TECHNICAL PROPOSAL included in Annex No. 2 of the FINANCING AGREEMENT and the content of its Technical Proposal (Additional BENEFICIARIES LOCALITIES with access to Internet free of charge in main square and increase of the minimum speed of discharge to offer to the MANDATORY SUBSCRIBED INSTITUTIONS).

7.2.
To meet the deadlines and targets set out in the FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK and in the FINAL SCHEDULE OF ACTIVITIES OF THE TRANSPORT NETWORK of THE CONTRACTOR, provided in Annex No. 3 of the FINANCING AGREEMENT, except in cases of extensions determined in accordance with the present FINANCING AGREEMENT.

7.3.	Comply with the obligations set in the TECHNICAL SPECIFICATIONS and their appendices.

7.4	To comply with the commitments made in its TECHNICAL PROPOSAL, Annex No. 2 of the FINANCING AGREEMENT.

7.5
The repair of damages suffered by the materials and/or equipment that will serve to implement the AWARDED PROJECT contained in the TECHNICAL PROPOSAL, as well as their replacement, if applicable, will be the responsibility of THE CONTRACTOR without requiring any further disbursement by FITEL. This obligation shall apply during the term of FINANCING AGREEMENT and, if applicable, its extensions.

7.6.
Responsibility for repairing any damage caused in the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS arising from the direct activities of THE CONTRACTOR and/or third parties engaged by it for the execution of the AWARDED PROJECT, whether public roads, highways, bridges, public and private premises and others are affected during the transportation, installation, operation and maintenance of the ACCESS NETWORK and the installation of the TRANSPORT NETWORK. In that sense, THE CONTRACTOR shall keep unscathed FITEL and MTC, if applicable; and be accountable for any act or omission, willful, negligent or without fault, of the staff that cause damage to the latter; including those acts or omissions made by the staff of its contractors.

7.7.
To give training courses in Peru and in the country of production of the main transmission equipment and infrastructure (optical fiber) to be used in the ACCESS NETWORK and TRANSPORT NETWORK, respectively. The courses will include theoretical and practical topics.

7.8.	Provide all facilities for FITEL, or its designee, to fulfill its duties and obligations under the AWARDED PROJECT.

7.9.	Provide all information related to the AWARDED PROJECT required by FITEL, or its designee, to fulfill its duties, for which a term will be provided for THE CONTRACTOR to comply with it.

7.10.
To submit the FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK and FINAL SCHEDULE OF ACTIVITIES OF THE TRANSPORT NETWORK within the period specified in the TECHNICAL SPECIFICATIONS for both networks.

7.11.
Whenever THE CONTRACTOR carries out promotional activities and advertising of the AWARDED PROJECT, it must refer to the Peruvian State represented by FITEL and the MTC during the term of the FINANCING AGREEMENT.

7.12.
To manage, obtain before administrative authorities, municipalities or other and maintain current licenses, permits, registrations and other authorizations required for the deployment of infrastructure and for the provision of Internet service and intranet access offered in the AWARDED PROJECT. In this regard, it is expressly stated that cooperation by the FITEL indicated in Paragraph 8.3 of the FINANCING AGREEMENT is only of means and not results of, so THE CONTRACTOR cannot claim the unsuccessful outcome of this cooperation as grounds that waives it from the compliance of the obligations contained in the FINANCING AGREEMENT.

7.13.
Comply with all APPLICABLE RULES and LAWS for the execution of the FINANCING AGREEMENT. Also, with all environmental, social and cultural regulations as they apply to the activities regulated by this contract.

7.14.	Fulfill its obligations agreed under the frame of its concession contract signed with the MTC.

7.15.
Comply with the payment of its contributions to the special right to FITEL set under Article 12° of the TUO of the Telecommunications Law approved by the Supreme Decree No. 013-93-TCC, and its amendments.

7.16.
In the case of the ACCESS NETWORK, THE CONTRACTOR undertakes to meet the demand (understood as the highest number of connections and / or maximum speeds of transmission required) of the localities of Amazonas region, where the coverage of this network allows the provision of services under the AWARDED PROJECT. This obligation will be performed under the same conditions stablished in the AWARDED PROJECT, without incurring in additional financing, by observing the provisions of Clause 7.38.

7.17.
To submit at satisfaction of FITEL, disaggregated information of investment costs for the ACCESS NETWORK and TRANSPORT NETWORK duly accredited as stated in Exhibit Nº10 of this agreement even before the signing of the MINUTES OF CONFORMITY OF INSTALLATION AND TESTING SERVICES OF THE ACCESS NETWORK AND MINUTES OF CONFORMITY OF INSTALLATION AND TESTING SERVICES OF THE TRANSPORT NETWORK. This information will have no implications on the FINANCING AWARDED.

7.18.
Submit to FITEL semiannually the operating cash flow of the AWARDED PROJECT during the term of the FINANCING AGREEMENT. The delivery of this information does not alter the amount of FINANCING AWARDED. Additionally, FITEL may request the accreditation of the operating cash flow.

7.19.	Allow FITEL to verify the destination and use of the FINANCING AWARDED during the term of the FINANCING AGREEMENT.

7.20.
Keep up to the CLOSING DATE, fully subscribed the total of shares or participations that make up the capital stock and paid at least 25% of the nominal value of the shares or participations, as applicable, in accordance with the provisions of Article 52 ° of the General Corporation Law, Law No. 26887.

7.21.
Comply with the responsibility for contracting and keeping in force insurance policies over the assets and elements of the ACCESS NETWORK and TRANSPORT NETWORK, assuming the costs of each one of the deductibles and / or coinsurance CONTRACTED in the insurance policies purchased in fulfilling this obligation. The validity of the stated policies will begin once the INSTALLATION STAGE is finished. The contracted insurance company will be under the SUPERVISION and regulation of the Superintendence of Banking and Insurance (SBS).

7.22.	It shall not be relieved of the obligation to comply with the installation of networks claiming defects, errors or omissions in the TECHNICAL SPECIFICATIONS

7.23.	Respect the right of patent, design and/or copyright protected in the country of manufacture of the elements for the ACCESS NETWORK and TRANSPORT NETWORK.

7.24.
THE CONTRACTOR assumes responsibility for the acts, failures, omissions, or in general, any breach incurred by manufacturers, subcontractors and others contracted by it, which may be involved in the execution of the FINANCING AGREEMENT.

7.25.	Subscribe during the extension of the FINANCING AGREEMENT, contract models set out in Exhibits No. 5-A and 5-B of the Annex No. 8-B of the BASES.

7.26.
To assume during the extension of the FINANCING AGREEMENT and even during additional period referred to in Paragraph 20.3 of the FINANCING AGREEMENT, the liability in front of FITEL to maintain the operability and functionality of all assets and elements that compose the ACCESS NETWORK so that the quality and conditions stated in its TECHNICAL PROPOSAL and in the TECHNICAL SPECIFICATIONS are guaranteed for the provision of public telecommunications services and access to the Intranet.

7.27.
During the term of the FINANCING AGREEMENT and even during additional period referred to in Paragraph 20.3 of the FINANCING AGREEMENT, THE CONTRACTOR is required to perform corrective and preventive maintenance activities to the assets and elements of the ACCESS NETWORK. This includes the obligation to make the replacement, renewal, rehabilitation and / or adaptations made to the assets and elements that composed the networks; without that requirement implies the right to require FITEL additional resources to FINANCING AWARDED.

7.28.	Will be responsible in front to FITEL, and third parties, as appropriate, for the proper management and use of assets and elements of the ACCESS NETWORK, as well as the inherent risk to them.

7.29.
From the CLOSING DATE and until the transfer of ACCESS NETWORK  to FITEL in the case happens the resolution of the FINANCING AGREEMENT provided in the Nineteenth Clause, THE CONTRACTOR will be solely responsible and liable to pay the taxes, fees and contributions that apply in relation to the assets and elements that compose the ACCESS NETWORK in accordance with applicable LAWS AND APPLICABLE REGULATIONS, considering among these regulations the provisions of the Consolidated Text of the Municipal Taxation Law, approved by Supreme Decree No. 156- EF-2004 or later norm that amend it. In the case of the TRANSPORT NETWORK, this obligation of THE CONTRACTOR will remain until the transfer to MTC, in accordance with the provisions of this FINANCING AGREEMENT.

7.30.
To ensure that the ACCESS NETWORK and TRANSPORT NETWORK ASSETS are only subject to the provision of the services referred to in AWARDED PROJECT. Consequently, they cannot be transferred, or in general subject to liens or encumbrances of any kind.

7.31.
Transfer, in case of termination of the FINANCING AGREEMENT, ownership and / or entitle in favor of FITEL, of the assets, rights and elements that composed the ACCESS NETWORK according to the conditions set in the Nineteenth Clause of the FINANCING AGREEMENT.

7.32
Operate on a temporary and provisional basis the TRANSPORT NETWORK during the PROVISIONAL PERIOD until the subscription of the MINUTES OF AWARD OF THE TRANSPORT NETWORK ASSETS under the conditions set in the present agreement.

7.33.	Transfer in favor of MTC the property and domain of the TRANSPORT NETWORK ASSETS, under the conditions set in the present agreement.

7.34.
Assume custody and responsibility for the integrity and legal physical sanitation in accordance with the APPLICABLE LAWS AND REGULATIONS of the TRANSPORT NETWORK ASSETS until the delivery thereof to the concessionaire in charge of the operation of the TRANSPORTATION NETWORK to be selected in the private investment promotion process in charge of PROINVERSION.

7.35.
Maintain up- to- date the insurance policy for the ASSETS OF THE TRANSPORT NETWORK until the delivery thereof to the concessionaire of the operation of the TRANSPORT NETWORK and in the case of the policies corresponding to the ACCESS NETWORK until the CLOSURE of the FINANCING AGREEMENT; assuming the costs of all and every one of the deductibles and / or coinsurance CONTRACTED in the insurance policies purchased in fulfilling this obligation.

7.36.
Negotiate and subscribe infrastructure share-use agreements with the concessionary companies in accordance with what is set in the Annex 8-A and Annex 8-B of the BASES as well as to get the permissions, rights of ways, , electricity, hydrocarbons or railway companies as well as to obtain permits, rights of way, passage and use, needed to install the poles and the infrastructure needed for the deployment of the ACCESS NETWORK and TRANSPORT NETWORK; as well as, to establish agreements for the use of existing pipelines and install new pipelines were deemed necessary and inform FITEL of agreements subscribed with such companies.

7.37.
Without prejudice to the provisions in the APPLICABLE LAWS AND REGULATIONS, THE CONTRACTOR shall provide to MTC, to FITEL and to the operation concessionaire of the TRANSPORT NETWORK all facilities they require in order to facilitate the bid and place into operation of the TRANSPORT NETWORK.  These facilities include, among other mechanisms, the cession of contractual position of the agreements of shared use of the infrastructure designated in the Clause 7.36, so that to the satisfaction of FITEL, it could ease the operation and maintenance of the TRANSPORT NETWORK.

7.38.
Comply with the commitments assumed in its Technical Offer, as well as the competition factors indicated in the BASES. If THE CONTRACTOR offered higher speeds as a factor of competence, these are limited to the MANDATORY SUBSCRIBED INSTITUTIONS that are within the list of Annex No. 8-B of the BASES, located in the BENEFICIARY LOCALITIES and in the Additional BENEFICIARY LOCALITIES in case they have been offered as a competition factor, excluding the other Institutions of the Public Administration of these localities that could request access to the internet service.

7.39.
In the event of termination of the FINANCING AGREEMENT, provided in Nineteenth Clause, assume the custody and responsibility for the integrity and legal physical sanitation provided by the LAWS AND APPLICABLE PROVISIONS of the assets, rights and elements that compose the TRANSPORT NETWORK until their transfer to FITEL.

7.40.
Carry out the traffic of the MANDATORY SUBSCRIBED INSTITUTIONS (indicated in Annex No. 8-B of the BASES) as well as of any other entity of the public administration that requests it, from the ACCESS NETWORK through its corresponding regional transport network, towards the NATIONAL BACKBONE NETWORK OF FIBER OPTIC, in accordance with the regulations issued by the Ministry of Transport and Communications regarding the REDNACE, in accordance with the provisions of Articles 18 and 19 of Law No. 29904.

7.41.	Comply with payments to contractors and take responsibility for their compliance with their subcontractors involved in the implementation of the PROJECT.

7.42.
In the case of the properties and / or real estate of the ACCESS NETWORK, THE CONTRACTOR is obliged to include in its lease contracts, assignment in use, usufruct, surface, among other rights of contractual origin over properties; clauses by which, in the event of termination of the FINANCING AGREEMENT, it grants its contractual position in favor of FITEL or the legal entity that FITEL requires. Likewise, in the event of termination of the FINANCING AGREEMENT, THE CONTRACTOR shall assign in favor of FITEL or the legal entity that FITEL specifies the rights of servitude that it has acquired.

7.43.
Acquire, through purchase, all the land destined to the construction of the Nodes of the TRANSPORT NETWORK. Exceptionally, it may acquire by donation only up to thirty percent (30%) of the totality of said land.

7.44.	Acquire, through purchase, land units destined to the NOC and the MAINTENANCE CENTERS of the TRANSPORT NETWORK. THE CONTRACTOR may not acquire such land under other modality than purchase.

7.45.	To fulfill all other obligations under the FINANCING AGREEMENT, it is annexes among them the TECHNICAL SPECIFICATIONS, in the CIRCULARS and in the BASES.

EIGHTH CLAUSE: OBLIGATIONS OF FITEL

By the FINANCING AGREEMENT, FITEL assumes the following obligations:

8.1.
To disburse the FINANCING AWARDED when THE CONTRACTOR has fulfilled the obligations and provisions required in the FINANCING AGREEMENT, previous favorable report of supervision of FITEL. The disbursements will be made in accordance with the conditions set out in Clause fourteenth of the FINANCING AGREEMENT.

8.2.
To exercise, directly or through a third natural person or corporation, private or public, the actions of SUPERVISION, monitoring and control of installations and tests over the infrastructure, equipment and services planned under the FINANCING AGREEMENT.

8.3.
FITEL shall cooperate with THE CONTRACTOR for the proper execution of the FINANCING AGREEMENT. To this end, FITEL, where justified, will make its best efforts by coordinating with the relevant authorities, the issuance of licenses, permits and others requested by THE CONTRACTOR and that are required for the execution of the FINANCING AGREEMENT.

8.4.	To ensure proper use of the FINANCING AWARDED and compliance with the terms of the FINANCING AGREEMENT.

8.5.
To make written submissions on the matters covered by the FINANCING AGREEMENT, within the terms stablished therein, as well as over other requests which, to be within the scope of its competences THE CONTRACTOR does in writing.

8.6.	To budget and assume the maintenance costs of the TRANSPORT NETWORK in accordance with the terms stablished in the present FINANCING CONTRACT.

8.7.
Cooperate when THE CONTACTOR request in writing, in the negotiation of infrastructure sharing agreements with concessionaires or other competent public or private entities of other corresponding sectors (such as energy, oil, road infrastructure, among others) required to install poles and infrastructure according to DESIGN of the TRANSPORT NETWORK outlined in the TECHNICAL SPECIFICATIONS. With that purpose, FITEL, whether it is justified, will do its best effort without the cooperation of FITEL replace the obligation of THE CONTRACTOR to manage and subscribe such agreements in accordance to Paragraph 7.36 of the Seventh Clause of this contract.

8.8.	The other obligations provided under the FINANCING AGREEMENT, it’s Annexes and the TECHNICAL SPECIFICATIONS, in the CIRCULARS and in the BASES.

NINTH CLAUSE: RIGHTS OF THE CONTRACTOR

By the FINANCING AGREEMENT, THE CONTRACTOR will have the following rights:

9.1.
Receive, use and dispose of the FINANCING AWARDED, according to the FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK and FINAL SCHEDULE OF ACTIVITIES OF THE TRANSPORT NETWORK and the conditions provided in the FINANCING AGREEMENT.

9.2.	Propose to FITEL the replacement of the BENEFICIARY LOCALITIES and/or MANDATORY SUBSCRIBED INSTITUTIONS or nods of the ACCESS NETWORK, according to provisions of Annex No. 11 of this agreement.

9.3.
May provide, at its cost, count and risk, and will not involve additional funding from FITEL, other telecommunications public services in addition to those agreed in the FINANCING AGREEMENT, if they would not degrade the quality and continuity of the ones under the AWARDED PROJECT, communicating conditions of those additional services to be provided. In a term not higher than thirty (30) DAYS counted since the following day of presentation of the request, FITEL, previous evaluation, if corresponds, will grant the authorization to THE CONTRACTOR in order to provide such services.

Under this assumption, THE CONTRACTOR is free to use the infrastructure and services installed in order to provide them in locations different than those agreed, provided that the installation, operation and maintenance of them are by account, cost and risk of THE CONTRACTOR, and would not imply additional financing from FITEL, without degrading the quality and continuity of services planned in the TECHNICAL SPECIFICATIONS

In the case referred to in the preceding paragraph, these locations will not be considered for the fulfilment of the obligations under the FINANCING AGREEMENT.

9.4.
Freely select the technologies and network architectures more efficient, provided that comply with the requirements of the TECHNICAL SPECIFICATIONS and that the whole becomes a coherent network to provide Internet service and access to the Intranet.

9.5.
THE CONTRACTOR during the INVESTMENT PERIOD of the ACCESS NETWORK, the INVESTMENT PERIOD OF THE TRANSPORT NETWORK and the OPERATION PERIOD, has freedom to make updates to the technologies used, if required changes in the TECHNICAL PROPOSAL, provided that this change equals or improves the quality and continuity conditions originally established, THE CONTRACTOR must count with FITEL authorization to make said change; for which it must comply with the requirements and procedures established in the TECHNICAL SPECIFICATIONS.

In the event that the FITEL accepts the proposal of THE CONTRACTOR, in accordance with the previous paragraph, THE CONTRACTOR must implement the necessary actions so that the modifications of infrastructure, equipment and other instruments do not degrade the provision of services foreseen in the TECHNICAL PROPOSAL. Said actions involve the elaboration of contingency plans in which THE CONTRACTOR commitments are specified on the periods of impact and recovery of the service and other measures that ensure the continuity and quality of the services as provided in the TECHNICAL SPECIFICATIONS. These modifications do not entitle THE CONTRACTOR to require FITEL to grant additional resources to the AWARDED FINANCING.

9.6.
Within the first ten (10) months of the INVESTMENT PERIOD OF THE ACCESS NETWORK, THE CONTRACTOR may refer to FITEL its proposal for final formats of models of contracts contained in the Exhibits No. 5-A and 5-B of the Annex 8-B of the BASES, according to what is established in the aforementioned annex.

To this end, your request must be supported and proven to the satisfaction of FITEL, who will perform the corresponding assessment.

9.7.
Provide to the MANDATORY SUBSCRIBED INSTITUTIONS free of charge and without being subject to the penalties regime established in the FINANCING AGREEMENT, the Internet services and access to the Intranet contemplated in this PROJECT AWARDED during the INVESTMENT PERIOD OF THE ACCESS NETWORK, provided that does not imply the granting of additional financing by FITEL.

9.8.	To request the reduction of the guarantees granted, as provided in the FINANCING AGREEMENT.

TENTH CLAUSE: RIGHTS OF FITEL

Within the framework of this FINANCING AGREEMENT, FITEL has the following rights:

10.1.	Demand the change of equipment or modifications to the design with they differ from what was previously approved.

10.2.	Enforce compliance of the obligations of THE CONTRACTOR under the FINANCING AGREEMENT.

10.3.
Require full or partial refund of FINANCING AWARDED of TRANSPORT NETWORK and ACCESS NETWORK ASSETS, as provided in the FINANCING AGREEMENT, when THE CONTRACTOR use disbursements on a different matter to what is provided in the purpose of the FINANCING AGREEMENT.

10.4.	Execute the guarantees given in favor of FITEL, in case of breach of obligations set in the FINANCING AGREEMENT.

10.5.	Impose and enforce penalties arising from noncompliance, incompleteness, or delays of commitments of THE CONTRACTOR set in the FINANCING AGREEMENT.

10.6.	Make visits to the premises, installations, infrastructure, among others, as it deems necessary to verify the execution of the FINANCING AGREEMENT.

10.7.	Apply the clauses of the FINANCING AGREEMENT, considering the special nature of it.

10.8.	Terminate the FINANCING AGREEMENT, when any of the causes provided for this purpose occurs, when deemed appropriate.

10.9.
Modify, within the first ten (10) months of the INVESTMENT PERIOD OF THE ACCESS NETWORK, the model of contracts contained in Exhibits No. 5-A and 5-B of the Annex 8-B of the BASES; provided that such amendments do not imply, for THE CONTRACTOR, additional obligations to those stablished in the FINANCING AGREEMENT, its Exhibits or the TECHNICAL SPECIFICATIONS.

10.10       Approve final format of contracts indicated in the preceding paragraph, according to the provisions of Paragraph 9.6 of the FINANCING AGREEMENT.

ELEVENTH CLAUSE: SUBCONTRACTS

11.1.
The AWARDED PROJECT may be executed by subcontractors or other forms of outsourcing, provided that FITEL is informed of the names of individuals and/or companies to perform the work. To this end, THE CONTRACTOR upon the signature of the FINANCING AGREEMENT shall submit an affidavit in accordance to the Form No. 03 of the Exhibit No. 12 of the BASES, assuming responsibility for compliance with the contractual obligations of the subcontractor or other individuals or legal entities, which subscribes outsourcing contracts. The aforementioned affidavit must be presented even if THE CONTRACTOR does not perform any subcontract.

11.2.	In any case, THE CONTRACTOR remains responsible in front of FITEL for the efficient and timely execution of such obligations and may not allege a breach of the subcontractor to excuse its own default.

11.3.	THE CONTRACTOR may not subcontract, to individuals or legal entities for the execution of the entire AWARDED PROJECT.

TWELFTH CLAUSE: FINANCING AWARDED

By this FINANCING AGREEMENT is assigned to THE CONTRACTOR, GILAT NETWORKS PERU S.A., as non-reimbursable financing, the amount of One Hundred and Seven Million Nine Hundred Thirty Six Thousand Six Hundred and Eight US Dollars (US$ 107´936,608.00) financed with FITEL resources. The AWARDED FINANCING is a lump sum for all concept, which, without prejudice for the EXTENSION OF THE AWARDED PROJECT, will be used exclusively for the purposes stated in the purpose of the FINANCING AGREEMENT, which is distributed as follows:

i.	The amount of Eighty Five Million Eight Hundred Fifty Five Thousand and Seventy One US Dollars (US$ 85´855,071.00) for the installation and operation of the ACCESS NETWORK.
ii.	The amount of Twenty Two Million Eighty One Thousand Five Hundred and Thirty Seven US Dollars (US$ 22´081,537.00), for the implementation of the TRANSPORT NETWORK.

THIRTEENTH CLAUSE: EXPANSION OF AWARDED PROJECT FOR THE ACCESS AND TRANSPORT NETWORK

13.1.	FOR THE ACCESS NETWORK

13.1.1.	FITEL may request the EXPANSION OF THE AWARDED PROJECT for the ACCESS NETWORK, under the conditions set forth in the present FINANCING AGREEMENT.

13.1.2.
THE AWARDED PROJECT may be extended during the INSTALATION STAGE of the ACCESS NETWORK and such extension could not be higher than twenty percent (20%) of the amount of the FINANCING AWARDED FOR THE ACCESS NETWORK.

13.1.3.
The new BENEFICIARY LOCATIONS that will be selected must belong to the area of influence of the AWARDED PROJECT, which will be included as Annex to the Addendum to the FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT.

13.1.4
In order for the FITEL to subscribe the addendum for the EXPANSION OF THE AWARDED PROJECT, THE CONTRACTOR must accept each one of the conditions that FITEL previously approves. FITEL reserves the right to modify the general, technical and economic conditions of the new Non-refundable Financing.

13.2.        FOR THE TRANSPORT NETWORK

13.2.1.    FITEL may request the EXPANSION OF THE AWARDED PROJECT for the TRANSPORT NETWORK, under the conditions indicated in this FINANCING AGREEMENT.

13.2.2.
The AWARDED PROJECT may be extended during the INSTALLATION STAGE of the TRANSPORT NETWORK; and said expansion may not be greater than twenty percent (20%) of the amount of the FINANCING AWARDED FOR THE TRANSPORT NETWORK.

13.2.3.	The new district capitals that will be selected must belong to the area of influence of the AWARDED PROJECT, which will be included as Annex of the Addendum to the FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT.

13.2.4.	In order that FITEL subscribes the addendum for the EXPANSION OF THE AWARDED PROJECT, THE CONTRACTOR must accept each one of the conditions that FITEL previously approves. FITEL reserves the right to modify the general, technical and economic conditions of the new Non-refundable Financing.

13.3.	CONDITIONS OF EXPANSION OF THE AWARDED PROJECT COMMON TO BOTH NETWORKS

13.3.1.
The EXPANSION OF THE AWARDED PROJECT will be formalized through the signing of an Addendum to the FINANCING AGREEMENT, which will regulate those specific conditions that are not laid down in this contract.

13.3.2.
THE CONTRACTOR prior to the signing of the Addendum to FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT will deliver a Schedule of Activities for the Expansion, the same that will be part of the Addendum of the FINANCING AGREEMENT.

13.3.3.
The maximum term to complete the installation in new BENEFICIARY LOCATIONS will be six (6) months, provided that it does not exceed the INVESTMENT PERIOD OF THE ACCESS NETWORK and the INVESTMENT PERIOD OF THE TRANSPORT NETWORK, counted from the subscription of the Addendum to the FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT.

13.3.4.	In case FITEL requests the EXPANSION OF THE AWARDED PROJECT, it must attach to its request the value of the investments (CAPEX) and the value of the corresponding operation and maintenance (OPEX).

FOURTEENTH CLAUSE: DISBURSEMENT OF FINANCING AWARDED

FITEL will pay the whole of the FINANCING AWARDED by disbursements to be paid directly to THE CONTRACTOR, according to the provisions set in this Clause.

14.1.	ACCESS NETWORK

14.1.1      The scheme of disbursements of the value of the FINANCING OF THE ACCESS NETWORK is described in the following table:

Functional Milestone and Description	Percentage amount of FINANCING OF THE ACCESS NETWORK	Opportunity to request the payment	Accreditation
1. Nods implementation. Civil work of the culminated Nodes including finishes, doors, concertina, cameras, sensors, racks, cabinets, technical floor, ladders, SPAT, tower.	7.5%	Upon completion of 25% of the Nodes. It is specified that it does not include the implementation of cameras and sensors in these Nodes
- Design of the ACCESS NETWORK indicating the number of Nodes, topology and equipment previously approved by the FITEL.
- List, sent by THE CONTRACTOR, of the constructed Nodes, as well as the technical characteristics of the towers and shelters, in case of the poles indicate the descriptive memories and the calculations that allow to verify the fulfillment of the required technical characteristics.

	7.5%	Upon completion of 50% of the Nodes. It is specified that it does not include the implementation of cameras and sensors in these Nodes
	7.5%	Upon completion of 75% of the Nodes. It is specified that it does not include the implementation of cameras and sensors in these Nodes
	7.5%	Upon completion of 100% of the Nodes, which include the respective implementation of cameras and sensors in 100% of Nodes.
2. Localities with Internet and Intranet coverage and their MANDATORY SUBSCRIBED INSTITUTIONS connected. Provide access to the Internet and Intranet in all MANDATORY SUBSCRIBED NSTITUTIONS of the corresponding BENEFICIARY LOCALITY, as well as comply with the requirements of Radio electric Coverage in said locality if a wireless solution is implemented, otherwise, with MANDATORY SUBSCRIBED INSTITUTIONS with connection.	6.25%	At compliance of 25% of total BENEFICIARY LOCALITIES.
- List, sent by THE CONTRACTOR, of the connected institutions.
- It is necessary that each locality maintain levels of coverage as referred to in Annex Nº 8-B of the BASES using the ACCESS NETWORK built for that purpose.
- It is necessary that each MANDATORY SUBSCRIBED INSTITUTION maintain connectivity with its respective POP and District Node as referred to in Annex Nº 8-B of the BASES using the ACCESS NETWORK built for this purpose, providing the internet access service and complying with the speed required in the TECHNICAL SPECIFICATIONS.

	6.25%	At compliance of 50% of total BENEFICIARY LOCALITIES.
	6.25%	At compliance of 75% of total BENEFICIARY LOCALITIES..
	6.25%	At compliance of 100% of total BENEFICIARY LOCALITIES.
3. Subscription of MINUTES OF CONFORMITY OF INSTALLATIONS AND TEST OF SERVICES OF THE ACCESS NETWORK. Final tests and optimization of the ACCESS NETWORK. It is necessary that each one of the MANDATORY SUBSCRIBED INSTITUTIONS keep connectivity with its respective District Nod.	7%	One time.	Compliance with pre-subscription requirements, in accordance with the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK
4. Training Sessions. Provision of training modules planned in the TECHNICAL SPECIFICATIONS OF THE ACCES NETWORK, according to Exhibits ¡3-A and 13-B.	5%	One Time.	Remission of the Training Acts of the TRAINING duly filled out and in accordance with FITEL.
5. Twenty (20) biannual payments during the OPERATION PERIOD. Biannual payments of the same value.	33% (1.65% each biannual payment)	After compliance of each semester of the Operation Period Al cumplimiento de	Approval of the provision of services of the ACCESS NETWORK and connectivity in accordance with technical requirements.
TOTAL	100%

14.1.2.
In the event that THE CONTRACTOR requested the advance payment in accordance with what is specified in the Form No. 1 of Exhibit No. 5 of the BASES, it shall be granted within the first quarter following the signing of the FINANCING AGREEMENT and upon delivery of the ADVANCEMENT PAYMENT GUARANTEE, complying with the requirements indicated in the BASES.

The advance granted will be discounted from the first and second disbursements made as indicated in the table of Paragraph 14.1.1, at the rate of 50% of the advance on each of said disbursements.

Likewise, it may be discounted from the third, fourth and successive disbursements, which were pending, any unpaid advance balance in accordance with the aforementioned discount procedure, FITEL being authorized to withhold and apply to its credits, any amount or value or asset of property of THE CONTRACTOR that has in its power or receives in its favor for any concept.

14.2.	TRANSPORT NETWORK

14.2.1.	The scheme of disbursements of the value of the FINANCING OF THE TRANSPORT NETWORK is described in the following table:

Functional Milestone and Description	Percentage amount of the FINANCING OF THE TRANSPORT NETWORK	Opportunity to request the payment	Accreditation
1. Implementation of Optical Nodes and associated fiber optic backbone between the Optical Nodes. - Civil work culminated in Optical Nodes, finishes, doors, concertina, cabinets (ODF, DDF, networking and energy), electrical panels, technical floor, ladders, SPAT. - Fiber optic backbone up to the pole located on the outskirts of the Node.	11%	Upon compliance with 20% of the optical nodes and the fiber optic backbone associated with these nodes.
- Approval of the GENERAL TECHNICAL PROPOSAL and DEFINITIVE TECHNICAL PROPOSAL.

- Remission of final construction layouts (civil, architectural, electrical, sanitation), workbooks, reports of concrete mixing, and certificates of breakage of test pieces and brick breaks related to the civil works of the Optical Nodes.

- Forwarding OTDR tests with traces indicating lengths and losses of link, splice and connectors, must comply with the required values.

	11%	Upon compliance with 40% of the optical nodes and the fiber optic backbone associated with these nodes.
	11%	Upon compliance with 60% of the optical nodes and the fiber optic backbone associated with these nodes.
	11%	Upon compliance with 80% of the optical nodes and the fiber optic backbone associated with these nodes.
	11%
At 100% compliance of the optical nodes and the fiber optic backbone associated with these nodes and connected 100% of nodes; including the implementation of cabinets (ODF, DDF, networking and power) for 100% of the nodes, as well as the fiber optic backbone connected between the optical nodes to be delivered, up to the ODF

2. Construction and implementation of the NOC and the CENTER (S) OF MAINTENANCE. - Completed civil works, equipment, accessories and machines purchased and installed, spare parts purchased (does not include the truck (s)). - NOC connected to all the Aggregation Nods of the TRANSPORT NETWORK.	10%	One time
- Approval of the GENERAL TECHNICAL PROPOSAL and DEFINITIVE TECHNICAL PROPOSAL.

- Submission of the MINUTES OF INSTALLATION of the NOC and MAINTENANCE CENTER (S) including final construction plans (civil, architectural, electrical, sanitation), construction log, concrete mix reports and certificates of breakage of test pieces and broken bricks to civil work.

3. Operability of the TRANSPORT NETWORK. - Assembly, configuration and operation of networking systems, energy, air conditioning, physical security, internal fiber optic plant. - Integration and optimization of the systems of the TRANSPORT NETWORK.	10%	Upon completion of 50% of the Optical Nodes fully implemented and operational with connectivity to the NOC.
- Remission of the MINUTES OF INSTALLATION of the Optical Nodes and laying of the fiber optic backbone, including the results of tests according to what is required in the TECHNICAL SPECIFICATIONS of the TRANSPORT NETWORK.
- Implementation in FITEL of the remote monitoring system of the TRANSPORT NETWORK.
- MINUTES OF CONFORMITY OF INSTALLATION AND TEST OF SERVICES OF THE TRANSPORT NETWORK.

	10%
To the fulfillment of 100% of the Optical Nodes fully implemented and operational with connectivity to the NOC. Additionally, FITEL will verify that 100% of Nodes have basic services (water and sewage)

4. Transfer of ASSETS OF THE TRANSPORT NETWORK. Transfer of ASSETS OF TRANSPORT NETWORK.	10%	One Time.	- Guarantees from the manufacturers of energy equipment, networking, fiber optics, physical security and construction of civil works. - MINUTES OF AWARD OF ASSETS OF THE TRANSPORT NETWORK.
5. Three (3) biannual payments during the PROVISIONAL PERIOD. Upon completion of each Semester corresponding to the duration of the PROVISIONAL PERIOD.	5% (one third of the 5% for each biannual payment)	Biannual payments of equal value.	Approval of the correct operation and provision of services of the regional transport network.
TOTAL	100%

14.2.2.
In the event that THE CONTRACTOR has requested advance payment in accordance with what was specified in Form No. 1 of Annex No. 5 of the BASES, this will be granted within the first quarter following the signing of the FINANCING AGREEMENT and upon delivery of the ADVANCE PAYMENT GUARANTEE, complying with the requirements indicated in the BASES.

The advance payment granted will be deducted from the first and second disbursements made in accordance with the table in Section 14.2.1, at the rate of 50% of the advance on each of said disbursements.

Likewise, it may be discounted from the third, fourth and successive disbursements, any balance of advance did not covered by the aforementioned discount procedure authorizes FITEL to withhold and apply to its credits, any amount or value or assets of property of THE CONTRACTOR that has in its power or receives in its favor for any concept.

14.2.3	In the event that the PROVISIONAL PERIOD ends at a date before its maximum duration, the AWARDED FINANCING AMOUNT shall be adjusted based on the following formula:

Where:

PE	:	Effective term of the PROVISIONAL PERIOD in months
PM	:	Maximum length of the PROVISIONAL PERIOD in months
COM	:	Monthly operational cost of the TRANSPORT NETWORK, which it is equivalent to 0.4% of the value of the AWARDED FINANCING.

The adjustment should be implemented in the next immediate disbursement corresponding to the TRANSPORT NETWORK.

FIFTEENTH CLAUSE: GUARANTEES

15.1.
As a condition for signing the FINANCING AGREEMENT in the CLOSING DATE, THE CONTRACTOR shall deliver to the DIRECTOR OF THE PROJECT the PERFORMANCE GUARANTEE of the FINANCING AGREEMENT and, if that is the case, the ADVANCE PAYMENT GUARANTEE, which must be issued by a LOCAL BANKING CORPORATION OR LOCAL INSURANCE COMPANY rightfully authorized by the SBS (the banking and retirement fund superintendence) or by an INTERNATIONAL FINANCIAL ENTITY. In the case of a guarantee issued by and INTERNATIONAL FINANCIAL ENTITY, it must be required that it would be confirmed by a LOCAL BANKING CORPORATION according to the Exhibit No. 2 of the BASES.

15.2.
The ADVANCE PAYMENT GUARANTEE shall be for an amount of Ten Million Seven Hundred Ninety Three Thousand Six Hundred Sixty and 80/100 US Dollars (US$ 10´793,660.80), equivalent to the addition of 10% of the value of FINANCING OF THE ACCESS NETWORK and 10% of value of the FINANCING OF THE TRANSPORT NETWORK, which guarantee the proper use of this disbursement in favor of THE CONTRACTOR, pursuant to the provisions of this FINANCING AGREEMENT.

15.3.
The ADVANCE PAYMENT GUARANTEE shall remain in force from the time it is delivered to the FITEL until it has been discounted, to the satisfaction of FITEL, the full advance from the corresponding disbursements. FITEL may provide for the mandatory extension of the aforementioned guarantee, THE CONTRACTOR must renew it for the terms that are provided for that purpose.

15.4.	Consequently, the ADVANCE PAYMENT GUARANTEE will be returned to THE CONTRACTOR, once FITEL verifies to its satisfaction the discounts over the disbursements referred to in the preceding paragraph.

15.5
PERFORMANCE BOND of the FINANCING AGREEMENT will be for a total of Ten Million Seven Hundred Ninety Three Thousand Six Hundred Sixty and 80/100 US Dollars (US$ 10´793,660.80), value equivalent to ten percent (10%) of the FINANCING AWARDED which will ensure the proper and timely performance of each and every one of the obligations of THE CONTRACTOR. The reduction scheme of this guarantee is as follows:

15.5.1.
After signing the MINUTE OF AWARD OF THE ASSETS OF THE TRANSPORT NETWORK, will be replaced by another, which amount will be equal to eight percent (8%) of the amount of the FINANCING OF THE ACCESS NETWORK.

15.5.2.
After signing of the MINUTE OF CONFORMITY OF INSTALLATIONS AND TEST OF SERVICES OF THE ACCESS NETWORK, will be replaced by another equivalent to six percent (6%) of the value of the FINANCING OF THE ACCESS NETWORK, which will remain in effect, to the satisfaction of FITEL, until the end of the term of this FINANCING AGREEMENT and the last disbursement has been made, according to the provisions of Clause 15.9.

15.6
The PERFORMANCE BOND of the FINANCING AGREEMENT is issued for and on behalf of THE CONTRACTOR in favor of FITEL. The bond must be renewed annually so that remains in effect until the expiration of the FINANCING AGREEMENT, except as noted in number 3.20 of the third clause and in Paragraph 4.6 of the Fourth Clause of the FINANCING AGREEMENT.

15.7
In case THE CONTRACTOR presents COMMENTS pending to be corrected from the last SUPERVISION REPORT OF THE ACCESS NETWORK issued in the PERIOD OF OPERATION OF THE ACCESS NETWORK, the PERFORMANCE BOND OF THE FINANCING AGREEMENT will be renewed seven (07) CALENDAR DAYS prior to maturity for a minimum period of (60) CALENDAR DAYS, and so on until all COMMENTS have been clarified.

15.8
The PERFORMANCE BOND OF THE FINANCING AGREEMENT is secured, unconditional, and irrevocable, without benefit of excuse and of immediate execution upon request of FITEL without judicial demand for payment or execution, a copy of which is included as Annex No. 5 of the FINANCING AGREEMENT.

15.9	The PERFORMANCE BOND OF THE FINANCING AGREEMENT shall be returned no later than five (05) DAYS after making the final disbursement.

15.10.
In accordance with the BASES of the BID, if the SUNARP does not achieve the registration of all the deeds of land of the TRANSPORT NETWORK in the corresponding period, THE CONTRACTOR must present the GUARANTEE FOR SANITATION OF REAL STATE that must be issued by any of the entities indicated in the BASES following the format of Annex Nº 15 of the BASES, at the time, amount and under the conditions determined in Exhibit No. 5 of Annex No. 8-A of the BASES.

SIXTEENTH CLAUSE: ACCESS NETWORK AND TRANSPORT NETWORK ASSETS

16.1
THE CONTRACTOR agrees to transfer ownership and control of the TRANSPORT NETWORK ASSETS in favor of MTC with the signing of the MINUTES OF AWARD OF THE TRANSPORT NETWORK ASSETS. Likewise, the sanitation of said assets is obligated, until the date of signing the Concession Contract between MTC and the concessionaire of the operation of the TRANSPORT NETWORK, without prejudice to those indicated in Exhibit No. 5 of Annex No. 8- A of the BASES.

16.2
THE CONTRACTOR recognizes that after the signing of the MINUTES OF AWARD OF TRANSPORT NETWORK ASSETS, will also assume the obligation to formalize and perfect by all acts or procedures necessary for the transference of ownership and control referred to in the preceding paragraph in favor of MTC. Likewise, if it is necessary to relocate the ASSETS OF THE TRANSPORT NETWORK installed due to causes attributable to the impossibility of formalizing and / or perfecting the transfer of ownership and control of the land in favor of MTC, THE CONTRACTOR shall assume all the costs and procedures that such a transfer could entail, keeping the State harmless from any effects in this regard.

16.3
The CONTRACTOR undertakes to carry out the activities necessary to preserve the condition and utility of the ASSETS OF THE TRANSPORT NETWORK until their delivery to the concessionaire of the operation of the TRANSPORT NETWORK chosen in the   signing of the Concession Agreement between the MTC and the concessionaire for the operation of the TRANSPORTATION NETWORK to be selected in the process of promotion of private investment by PROINVERSION.

16.4
THE CONTRACTOR shall be liable for damages or losses caused to the TRANSPORTATION NETWORK ASSETS until their deliver to the concessionaire for the operation of the TRANSPORT NETWORK to be selected in the process of promotion of private investment by PROINVERSION.   Therefore are forced to hire the necessary insurance to comply with the provisions of this paragraph.

16.5	During the OPERATION PERIOD, FITEL will make the last disbursement of the AWARDED FINANCING in accordance with the provisions of Clause Fourteen of the FINANCING AGREEMENT.

16.6
Without prejudice to the other obligations arising from the provisions of paragraph 7.34 and 7.39 of the Seventh Clause and other provisions under this FINANCING AGREEMENT, until the transfer of title of the TRANSPORT NETWORK ASSETS to the concessionaire for the operation of the TRANSPORT NETWORK chosen in the process of promotion of private investment by PROINVERSION, THE CONTRACTOR as provided in the APPLICABLE LAW AND DISPOSITIONS, in its capacity as immediate holder of such property immediately has the obligation to exercise (for its own account, expense and expeditiously) the following types of possessory defense for both the case of attempted usurpation, as in the case of activities incompatible with the proper use of them by third parties:

a)
Extrajudicial possessory defense, used to repel the force used against THE CONTRACTOR and to regain the asset, without time interval, if it were dispossessed, but always refrain from the use of recourses not justified by the circumstances.

b)
Legal possessory defense, that THE CONTRACTOR must exercise, if it is borne by the TRANSPORT NETWORK ASSETS any involvement, dispossession, occupation, usurpation, among others; it should communicate FITEL and MTC of those facts and make use of the mechanisms and judicial resources to enable it to hold harmless MTC's rights on the TRANSPORT NETWORK ASSETS.

16.7	The failure to exercise possessory defenses will result in the application of penalties set on Clause Eighteenth of the FINANCING AGREEMENT.

16.8
THE CONTRACTOR must notify FITEL, MTC, immediately, and notarial duct, the occurrence of damage to the TRANSPORT NETWORK ASSETS, and the nature and amount thereof until the delivery of the TRANSPORT NETWORK ASSETS to the concessionaire for the operation of the TRANSPORT NETWORK chosen in the process of promotion of private investment by PROINVERSION.

16.9
The exercise of possessory defenses described above does not hold harmless THE CONTRACTOR, which, to a course as described in the preceding paragraphs, shall coordinate immediately with FITEL and MTC the legal actions that THE CONTRACTOR must engage in order to hold harmless MTC's right over TRANSPORT NETWORK ASSETS.

16.10
Without prejudice to the provisions in paragraph 7.30 of the FINANCING AGREEMENT, THE CONTRACTOR must hold harmless FITEL and especially MTC regarding and against any action or exception of legal, administrative, arbitration or contract, or claim of any nature regarding the ACCESS NETWORK and TRANSPORT NETWORK ASSETS.

16.11
Likewise, THE CONTRACTOR must comply with in respect of the TRANSPORT NETWORK ASSETS and the assets, rights and elements that compose the ACCESS NETWORK, to pay the taxes, fees and contributions that correspond, pursuant to APPLICABLE LAWS AND DISPOSITIONS referred to in the FINANCING AGREEMENT, considering between these regulatory provisions as provided in the Consolidated Text of the Municipal Taxation Act, approved by Supreme Decree No. 156-2004-EF or later rule that amended it.

16.12
THE CONTRACTOR shall guarantee the correct transfer of ownership and control of the TRANSPORT NETWORK ASSETS in favor of MTC and, in the cases provided for in Clause Nineteen and under the conditions established in this FINANCING AGREEMENT, the transfer of ownership and / or entitle of the assets, rights and elements that make up the ACCESS NETWORK in favor of FITEL; as well as the operability and functioning of the TRANSPORT NETWORKS ASSETS. Likewise, with this transfer, it will recognize the domain that the MTC has regarding the TRANSPORT NETWORKS ASSETS; and, in accordance with the conditions set forth in this FINANCING AGREEMENT, the ownership and / or entitle that FITEL will have with respect to the assets, rights and elements that make up the ACCESS NETWORK. The property right over the real state that are transferred for both networks includes the land, subsoil and airs according to the provisions of the Civil Code, when applicable.

SEVENTEENTH CLAUSE: SUPERVISION AND CONTROL MECHANISMS RELATED TO THE AWARDED PROJECT

17.1	FITEL is responsible for the SUPERVISION of the adequate use of the AWARDED FINANCING.

ACCESS NETWORK

17.2	FITEL is responsible for the SUPERVISION and control of AWARDED PROJECT during the INVESTMENT PERIOD OF THE ACCESS NETWORK and OPERATION PERIOD.

17.3
The SUPERVISION of the OPERATIN PERIOD will be done every six months and will start the day following completion of the INVESTMENT PERIOD OF THE ACCESS NETWORK until the CLOSING OF THE FINANCING AGREEMENT.

17.4	In the INVESTMENT PERIOD OF THE ACCESS NETWORK, SUPERVISION will mainly include the following:

•	SUPERVISION of the number of BENEFICIARY LOCALITIES and MANDATORY SUBSCRIBED INSTITUTIONS of the AWARDED PROJECT and their proper location.
•	SUPERVISION of the quantity and quality of infrastructure, equipment, materials, management tools, among others, to be applied to the AWARDED PROJECT.
•
SUPERVISION and control of the installation of infrastructure, equipment, materials, management tools, among others, which will be used by the AWARDED PROJECT to provide the service of access to Internet and access to Intranet, to be used in the BENEFICIARY LOCATIONS, MANDATORY SUBSCRIBED INSTITUTIONS, or others which contract the service within the scope of the ACCESS NETWORK installed by THE CONTRACTOR to serve the AWARDED PROJECT.

•	SUPERVISION and control of AWARENESS AND COMMUNICATION, DEVELOPMENT OF CONTENTS and TRAINING;
•
SUPERVISION and control of the functioning of the Internet access service and intranet access, if any, to be provided with the AWARDED FINANCING according to the FINANCING AGREEMENT, its annexes and the TECHNICAL SPECIFICATIONS, TECHNICAL PROPOSAL, CIRCULARS and the BASES.

•	SUPERVISION of other aspects that FITEL deems necessary to ensure the proper use of the services required.

The SUPERVISION will take place in accordance with the INSTALATIONS ACCEPTANCE TEST PROTOCOL

17.5	During the OPERATION PERIOD, FITEL will primarily oversee the following:

•
The services provided by THE CONTRACTOR with the AWARDED FINANCING, according to the requirements specified in the TECHNICAL SPECIFICATIONS and in the absence thereof, in accordance with the provisions of the legal and regulatory framework that might result applicable.

•	The quality of the provision of other services that are offered using the ACCESS NETWORK of the AWARDED PROJECT, according to the conditions laid down in the respective addendum.
•	SUPERVISION of the number of BENEFICIARY LOCALITIES with access to Internet free of charge in Main Square.
•	SUPERVISION of rate of increase of minimum speed of discharge to be offered to the MANDATORY SUBSCRIBED INSTITUTIONS.
•	SUPERVISION of the Top Tariffs for access to Internet for people others than Public Institutions.
•	Others that FITEL recommends or orders within the framework of the FINANCING AGREEMENT.

TRANSPORT NETWORK

17.6
FITEL is responsible for the SUPERVISION and control of the AWARDED PROJECT during the INVESTMENT PERIOD OF THE TRANSPORT NETWORK, which includes the SUPERVISION and control of the installation of infrastructure, equipment, materials, and management tools, among others, to be used for the TRANSPORT NETWORK.

17.7
FITEL may require from THE CONTRACTOR all information and / or documents of any kind related to the TRANSPORT NETWORK as it deems necessary without limitation, THE CONTRACTOR is obliged to forward it within the time limits provided in its requirements by FITEL.

17.8.	If the PROVISIONAL PERIOD is executed, FITEL will periodically supervise the network's performance and may execute SUPERVISION protocols for this purpose.

EIGTHTEENTH CLAUSE: DELAY, FAILURE AND PENALTIES

The application of the penalties provided for in this clause does not relieve THE CONTRACTOR of compliance with its obligations under the FINANCING AGREEMENT or APPLICABLE LAWS AND DISPOSITIONS. Also, in no case the payment of penalties from THE CONTRACTOR or their discount by the FITEL to AWARDED FINANCING disbursements imply that THE CONTRACTOR shall be entitled to exempt from the compliance of the obligations set out in this FINANCING AGREEMENT.

ACCESS NETOWRK

18.1	Penalties for failure in the ACCESS NETWORK INVESTMENT PERIOD

18.1.1	The penalties applicable for breaches during the ACCESS NETWORK INVESTMENT PERIOD may be deducted from the corresponding disbursement for this period.

18.1.2	Non-compliance with activities:

18.1.2.1
If THE CONTRACTOR breaches with the full installation of a service within the prescribed period, FITEL shall establish a penalty of five-hundredths (0.05) of ITU (Tax unit) per  MANDATORY SUBSCRIBED INSTITUTION set forth in the Annex No. 1 of this agreement, per day behind in the breach, counted from the following day the INSTALLATION STAGE is finished.

18.1.2.2
If THE CONTRACTOR breaches or partially meets the AWARENESS AND DISSEMINATION activities, as indicated in section 5.2 of the ACCESS NETWORK TECHNICAL SPECIFICATIONS, FITEL shall apply a penalty of one-tenth (0.1) of ITU for BENEFICIARY LOCALITY where this obligation was not complied with within the time limit set. It is considered that this activity was carried when the minimum percentage of attendees described in TECHNICAL SPECIFICATIONS of THE ACCESS NETWORK except what is indicated in the paragraph 5 of the Exhibit No. 14-A of the Annex 8-B of the BASES related to the accreditation of the minimum of attendees.

18.1.2.3
If the CONTRACTOR does not comply with the installation and connection of the monitoring system within the ACCESS NETWORK INVESTMENT PERIOD, according to what is stated in the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL shall apply a penalty of five (5) ITU.

18.1.2.4
In case a breach of the activities during the INVESTMENT PERIOD OF THE ACCESS NETWORK would be due to a supposed fortuitous event or force majeure, or facts not attributable to THE CONTRACTOR, it shall send the documentation to FITEL proving this, in maximum within the following month of the event causing the breach. Furthermore, in order to evaluate the fact, THE CONTRACTOR must communicate the occurrence of the event, as well as propose its estimate of days required for the compliance of such activities, within the first fifteen (15) CALENDAR DAYS of the occurrence.

Without such documentation, it cannot be proved the fortuitous event or force majeure, or facts not attributable to THE CONTRACTOR, therefore a term wound not be applied and penalties would be applied in accordance with the preceding paragraphs of this Clause of FINANCING AGREEMENT shall apply as appropriate.

However, due to reasons of fortuitous event, force majeure or facts not attributable to THE CONTRACTOR that prevent the installation of services in the BENEFICIARY LOCATIONS, duly supported by THE CONTRACTOR, FITEL could evaluate replacement of such locations, according to what is set on Exhibit No. 11 of the FINANCING AGREEMENT.

When THE CONTRACTOR installs infrastructure and provides services in locations that do not correspond to the list of MANDATORY SUBSCRIBED INSTITUTIONS listed in the Exhibit No. 1, of the FINANCING AGREEMENT, such institutions do not count toward the fulfillment of the obligations under the FINANCING AGREEMENT.

18.1.2.5
In the event that THE CONTRACTOR has not contract or has not maintained insurance policies in force on assets and elements that composed the ACCESS NETWORK as stated in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT, FITEL may impose a penalty of five (05) ITU each time compliance with this obligation failed.

18.1.2.6
In case THE CONTRACTOR does not comply with the installation of the server for monitoring within the INVESTMENT PERIOD OF THE ACCESS NETWORK, according to what is stated in section 7.7.2 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, or not all activities for commissioning of this are completed, FITEL shall apply a penalty of five (5) ITU.

18.1.2.7
In case THE CONTRACTOR fails with the installation of the number of Help Centers for Users within the INVESTMENT PERIOD OF THE ACCESS NETWORK, according to what is stated in paragraph 6.3 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL will impose a penalty of five (05) ITU.

18.1.2.8
In case THE CONTRACTOR fails to comply with the obligation to exercise possessory defenses as stated in section 16.6 of the Clause Sixteenth of the FINANCING AGREEMENT, FITEL will impose a penalty of five (05) UIT.

18.1.3	Penalties for Failure to deliver Information:

18.1.3.1	The penalties applicable to the failure to deliver information are specified in the Literal A of Annex No. 12 of the FINANCING AGREEMENT.

18.1.3.2	Unless otherwise indicated in Literal A of Annex No. 12 of the FINANCING AGREEMENT, the penalties applicable to these breaches will be applied only once.

18.2	Penalties due to Non-compliance during the OPERATION PERIOD

18.2.1
The penalties applicable due to non-compliance during the OPERATION PERIOD may be discounted from the next disbursement that corresponds to deliver to THE CONTRACTOR after the occurrence of the corresponding non-compliance or according to the following provisions. In case that the amount of penalties of a semester exceeds the disbursement corresponding to said period, THE CONTRACTOR must cancel said debt to FITEL in a term of fifteen (15) CALENDAR DAYS, counted since the collection notification.

18.2.2	Penalties due to non-compliance of the availability of services

18.2.2.1
In case THE CONTRACTOR fails to comply with the requirement of minimum availability of the network of 98% annually, indicated in the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK and measured to the POINT OF PRESENCE (POP), FITEL will impose a penalty of a tenth (0.1) of the UIT for each additional hour of interruption of the network. The availability will be calculated each year, counted since the first day of the OPERATION PERIOD.

18.2.2.2
In case that the availability of services is interrupted in some of the POPs due to Acts of God or Force Majeure or events not attributable to THE CONTRACTOR. THE CONTRACTOR will notify to FITEL within the term of thirty (30) CALENDAR DAYS following to the culmination of the month of the event, about the existence of said events, which must be communicated to FITEL through a letter enclosing, through optical storage devices (CD DVD or USB), the detail of the dates and the hours they request to discount, as well as the causes that originated it.

Likewise, THE CONTRACTOR will deliver to FITEL the evidences that demonstrate the Acts of God, Force Majeure or events not attributable to THE CONTRACTOR, no later than sixty (60) CALENDAR DAYS following to the submission of the request of exclusion of unavailability of services for the event happened. Without these evidences, it will not be possible to demonstrate the Acts of God, Force Majeure or events not attributable to THE CONTRACTOR consequently FITEL shall count the interruptions for the calculation of the availabilities whether they correspond.

18.2.3	Penalties for non-compliance of TRAINING

18.2.3.1
In case THE CONTRACTOR fails to comply or partially complies to make the TRAINING according to indications made in Appendix N° 13-A of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL will impose a penalty of a tenth (0.1) of the UIT for each location where this obligation was not complied, within the term established in its DEFINITIVE SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK as stated in paragraph 5 of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK. We shall consider that this activity was performed when the minimum percentage of attendees is reached.

18.2.4	Penalties due to failure to submit information

18.2.4.1	The penalties applicable to the non-compliance of the delivery of information are set out in Literal C of Annex No. 12 of the FINANCING AGREEMENT.
.
18.2.4.2	Unless otherwise indicated in the Literal C of Annex 12 of the FINANCING AGREEMENT, the penalties applicable to these breaches will be applied once.

18.2.5	Penalties for OBSERVATIONS

18.2.5.1
FITEL shall make supervisions prior to the make the disbursements indicated in the Fourteenth Clause of the FINANCING AGREEMENT. The supervisions will be done in accordance to the protocols approved by FITEL.

18.2.5.2
FITEL shall apply a penalty of one (01) ITU for each one of the OBSERVATIONS indicated as follows, since numeral 18.2.5.3 to numeral 18.2.5.5 per BENEFICIARY LOCALITY or station/node indicated in the SUPERVISION REPORT OF THE ACCESS NETWORK, with the indication that the application of this penalty does not release THE CONTRACTOR of the compliance of these obligations.

18.2.5.3.	When THE CONTRACTOR fails to comply with the Preventive Maintenance Program according to the TECHNICAL PROPOSAL.

18.2.5.4.
When THE CONTRACTOR limit or prevents the personnel appointed by FITEL to make the corresponding visits during the life of the FINANCING AGREEMENT in its tasks of SUPERVISION, FITEL can impose the penalty for each one of the prevented or limited visits. FITEL can discount that value in the immediate disbursement following to the date of the negative or limitation.  It will also be considered that THE CONTRACTOR prevents or limits supervision tasks, when access is not provided or adequate access to the Node is not maintained.

18.2.5.5.	When THE CONTRACTOR fails to comply with the installation of the blocking software specified in Section 3.6 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK.

18.2.5.6.
When THE CONTRACTOR fails to comply with the term of thirty (30) CALENDAR DAYS, established in Section 4.1.26 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, to install the required service, a penalty of one tenth (0.1) of the ITU for each DAY of delay will be applied.

18.2.5.7.	For the non-compliance of each one of the indicators established in Exhibit No. 11 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, a penalty will be applied according to the following table:

No.	Indicator	Quality Parameter	Scope	Penalty
1	TIA – Incidence rate of troubleshooting for the service of access to Internet	Less than 10%	All the network	10 ITU x month
2	Latency	Less than 150 msec	Up to CPE	0.05 ITU x month x CPE
3	Packet loss	Less than 2%	Up to the subscriber	0.05 ITU x month x CPE
4	Up/Down Speed	Higher than 40% of contracted speed	Up to CPE	0.05 ITU x month x CPE

It should be noted that the verification of compliance of indicators 2, 3 and 4 of the previous table would be based on the monthly average value obtained for each one of these during the peak load hour. The indicators and parameters indicated in the preceding table are applicable for free internet access in the main squares.

It is further specified that the penalty established with respect to indicator 4 of the preceding Table will be applied with respect to the Up / Down speed defined in Annex No. 8-B of the BASES or regarding the speed that THE CONTRACTED has offered as a competitive factor in its ECONOMIC PROPOSAL.

18.2.5.8.	The penalties, if any, will be added per indicator, for each one of the months of the supervised semester.

TRANSPORT NETWORK

18.3.
The penalties applicable for non-compliance for THE TRANSPORT NETWORK will be discounted from the next disbursement that corresponds to deliver to THE CONTRACTOR after the occurrence of the corresponding non-compliance or according to indications made in the following provisions. In case that the amount of the penalties exceeds the disbursement corresponding to said period, THE CONTRACTOR must cancel such debt to FITEL in a term of fifteen (15) CALENDAR DAYS, counted since the collection notification.

18.4.	Failure of Activities:

18.4.1
In case THE CONTRACTOR has not contracted or has not kept in force the insurance policies on the assets and elements that conform the TRANSPORT NETWORK according to Section 7.21 of the Seventh Clause of the FINANCING AGREEMENT, FITEL will impose a penalty of five (05) ITU each time this obligation has not been complied.

18.4.2
In case THE CONTRACTOR fails to comply with the installation of the monitoring system within the INVESTMENT PERIOD OF THE TRANSPORT NETWORK, according to Section 11.2 of the TECHNICAL SPECIFICATIONS of the TRANSPORT NETWORK, as well as users and keys, among others, or all commissioning activities to put in operation this system are not concluded, FITEL will impose a penalty of five (5) ITU.

18.4.3
In case the non-compliance of the activities to perform during the INVESTMENT PERIOD OF THE TRANSPORT NETWORK are due to a supposed Act of God or force majeure, or facts not attributable to THE CONTRACTOR, it must send to FITEL the documentation that demonstrates it, within the following month of the event that cause the non-compliance. Furthermore, in order to assess the fact, THE CONTRACTOR must communicate the occurrence of the event, as well as to propose its estimate of DAYS required for the compliance of said activities, within the first fifteen (15) CALENDAR DAYS of the occurrence of the event.

Without said documentation, it will not be possible to demonstrate the Act of God and force majeure, or facts not attributable to THE CONTRACTOR, consequently the term will not be extended and the penalties will be applied according to the preceding sections of this Clause of the FINANCING AGREEMENT, as corresponds.

18.4.4.
In the event of non-compliance with the obligation to sanity of the ASSETS OF THE TRANSPORT NETWORKS within the period foreseen, as indicated in Appendix No. 5 of Annex No. 8-A of the BASES, a penalty of one tenth (0.1) of ITU will be applied for each CALENDAR DAY of delay.

18.5	Penalties for non-compliance in the delivery of information:

18.5.1.	The penalties applicable to non-compliance with the delivery of information are specified in the Literal B of Annex No. 12 of the FINANCING AGREEMENT.

18.5.2.	Unless otherwise indicated in the B Literal of Annex No. 12 of the FINANCING AGREEMENT, the penalties applicable to these breaches will be applied only once.

WITH RESPECT TO COMPETITIVE FACTORS

18.6
In case THE CONTRACTOR has submitted as part of its TECHNICAL OFFER, the installation of infrastructure to provide the services of the AWARDED PROJECT, in an additional amount of BENEFICIARY LOCALITIES, FITEL will impose a penalty of fifteen (15) ITU if THE CONTRACTOR fails to comply with the complete installation of any service of the AWARDED PROJECT within the term established. This penalty will not apply if THE CONTRACTOR did not included said factor in the TECHNICAL PROPOSAL.

18.7
In case THE CONTRACTOR fails to comply with the installation of Internet access free of charge in main squares during the INSTALLATION STAGE, FITEL will impose a penalty of five tenths (0.5) of ITU per each internet access free of charge, not installed in the stablished deadline.

18.8.
In case THE CONTRACTOR does not comply with the Increase in the minimum download speed offered to the MANDATORY SUBSCRIBED INSTITUTIONS, FITEL will impose the penalty established in Section 18.2.5.7 of the FINANCING AGREEMENT.

GUARANTEES

18.9	Penalties for not keeping the GUARANTEES in force

If THE CONTRACTOR does not keep in force any of the Guarantees of the AWARDED PROJECT, FITEL will apply a penalty according to the following formula:

	(Value of the Guarantee)			(number of CALENDAR DAYS
Penalty =	Guarantee)	x		which the guarantee is not in force)
ITU

RULES TO APPLY THE PENALTIES

18.10	Independence of penalties from administrative sanctions

The penalties foreseen in this FINANCING AGREEMENT and its annexes have different nature from the administrative sanctions that OSIPTEL, FITEL or any other public organism impose in the exercise of their powers.

18.11	Procedure of payment of penalties

18.11.1
The penalties may be discounted from the disbursements indicated in the fourteenth Clause of the FINANCING AGREEMENT. The payment of penalties does not imply a waiver of the right of FITEL to claim the compensation for damages, if any, neither it is right to terminate the FINANCING AGREEMENT, according to provisions of Paragraph 19.2 of the Nineteenth Clause of the FINANCING AGREEMENT.

18.11.2
When there are penalties that are not fully covered by a disbursement pending of payment, or when there is no disbursement from which said penalties may be discounted, or in case that in the last four months of the OPERATION PERIOD there is any amount of penalties to collect by FITEL; THE CONTRACTOR must cancel the difference directly to FITEL in a term of fifteen (15) CALENDAR DAYS, counted since the notification of collection. In case of non-compliance of said payment, once the appointed procedure in this paragraph has been exhausted, it shall proceed to execute the PERFORMANCE BOND GUARANTEE OF THE FINANCING AGREEMENT for the Collection of the owed amount.

18.11.3.	THE CONTRACTOR shall pay the penalties in NUEVOS SOLES according to the exchange rate in effect at the time of payment by THE CONTRACTOR or at the time, that FITEL applies the discount to the disbursements of the FINANCING AWARDED.

NINETEENTH CLAUSE: TERMINATION OF THE FINANCING AGREEMENT

THE FINANCING AGREEMENT may be declared as terminated due to the occurrence of some of the following grounds:

19.1	For expiration of the term of the FINANCING AGREEMENT.

THE FINANCING AGREEMENT will terminate, once the term referred in the Sixth Clause has expired and after the last disbursement at the CLOSURE OF THE FINANCING AGREEMENT.

19.2	Termination by FITEL

19.2.1	FITEL may terminate THE FINANCING AGREEMENT of full right by some of the following grounds:

a)
When THE CONTRACTOR is declared in a situation of bankruptcy before the Commission of Insolvency Proceedings of the National Institute of Defense of Competence and Intellectual Property– INDECOPI or the person acting as such.

b)	Due to the lack of renewal of guarantees indicated in the Fifteenth Clause of the FINANCING AGREEMENT.
c)
Due to the unjustified non-compliance of the DEFINITIVE SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK or THE DEFINITIVE SCHEDULE OF ACTIVITIES OF THE TRANSPORT NETWORK; provided that said non-compliance assessed by FITEL, results in a non-compliance of the activities within the INVESTMENT PERIOD of THE ACCESS NETWORK or within the INVESTMENT PERIOD of THE TRANSPORT NETWORK referred in the TECHNICAL SPECIFICATIONS.

d)	For unjustified non-compliance of the TECHNICAL SPECIFICATIONS and, in general, of the obligations agreed in the FINANCING AGREEMENT.
e)
For stop providing the service of access to Internet or, if applicable, of the access to Intranet, in some of the BENEFICIARY LOCALITIES or any of the MANDATORY SUBSCRIBED INSTITUTIONS in an unjustifiable way for causes attributable to THE CONTRACTOR.

f)
When there are deviations in the use of the AWARDED FINANCING, or is given a different destiny for which it was granted; without prejudice of the agreement made in the paragraph 10.3 of the Tenth Clause of the FINANCING AGREEMENT.

g)	For unjustified non-compliance of the TECHNICAL PROPOSAL, except modifications established between the PARTIES.
h)	When FITEL had knowledge that the OPERATOR has transferred its MINIMUM PARTICIPATION in THE CONTRACTOR, before the three (03) years, counted since the CLOSING DATE.

i)
For loss of the Concession of Public Telecommunications Service or loss of the registration in the registry of services of added value to provide the Public Telecommunication Services established in the TECHNICAL SPECIFICATIONS.

j)
When the amount of penalties referred to the INVESTMENT PERIOD of THE ACCESS NETWORK or the INVESTMENT PERIOD of THE TRANSPORT NETWORK have exceeded the current amount of the ADVANCE PAYMENT GUARANTEE and the PERFORMANCE BOND GUARANTEE of THE FINANCING AGREEMENT.

k)	For inaccuracy or falsehood of the AFFIDAVITS submitted by THE CONTRACTOR in the BID, as BIDDER.
l)	For non-compliance of the obligations of CLOSURE OF THE FINANCING AGREEMENT.
m)	For reasons of convenience, importance or interest of the Peruvian Government, without being necessary the expression of cause in this case.
n)
For refusing to transfer the ownership and control in favor of the MTC of the ASSETS OF THE TRANSPORT NETWORK. This ground includes the negative to make the acts necessary to formalize or perfect said transfers.

o)
Refuse to provide all the facilities to the MTC, to FITEL and to the concessionaire of the operation of the TRANSPORT NETWORK that they require with the purpose to facilitate the bid and commissioning of said component of the AWARDED PROJECT.

p)	For breach of the obligation to sanitize the real states of the TRANSPORT NETWORK, according to what is stated in paragraph 7.34 of the seventh clause of this contract respectively.
q)
THE CONTRACTOR declares that neither it nor its shareholders, partners or AFFILIATED COMPANIES, nor any of their respective directors, officers, employees, nor any of their advisors, representatives or agents, have paid, offered, or attempted to pay or offer, nor will they attempt pay or offer in the future any payment or illegal commission to any authority related to the AWARD OF THE GOOD PRO, the PROJECT or the execution of this FINANCING AGREEMENT.

It is expressly established that in case it is verified that any of the natural or legal persons mentioned in the previous paragraph, had been convicted by consent or enforceable judgment or had admitted and / or recognized the commission of any of the offenses established in Section IV of the Chapter II of Title XVIII of the Penal Code, or equivalent offenses in case these have been committed in other countries, before any competent national or foreign authority, in relation to the execution of this FINANCING AGREEMENT, the PROJECT, AWARD OF THE GOOD PRO, The FINANCING AGREEMENT shall be terminated as of right and THE CONTRACTOR shall pay to FITEL a penalty equivalent to ten percent (10%) of the amount resulting from the application of the mechanism or procedure for the settlement of the FINANCING AGREEMENT established in the NINETEENTH CLAUSE, without prejudice to the execution of the PERFORMANCE BOND GUARANTEE OF THE FINANCING AGREEMENT or the indemnities that correspond to pay by THE CONTRACTOR.

It is also expressly established that, in the event of termination of this FINANCING AGREEMENT for breach of this section, THE CONTRACTOR will not receive any type of payment as compensation for damages.

For the determination of the economic connection referred to in the first paragraph, the provisions of SMV Resolution No. 019-2015-SMV / 01 or the APPLICABLE LAWS AND DISPOSITIONS that modify or substitute it shall apply.

r)
When it is proven that THE CONTRACTOR or its shareholders or partners who participated as BIDDERS, QUALIFIED BIDDERS and APPROVED BIDDERS, contracted directly or indirectly during the BIDDING, the advisory services of individuals or legal entities of the private sector, who have provided or they are providing consulting or advisory services to PROINVERSIÓN, in the TENDER.

s)	When THE CONTRACTOR fails to comply with the Competition Factors presented in ENVELOPE Nº 3.

19.2.2
In the cases of termination of the FINANCING AGREEMENT indicated in the preceding Section, with exception of the provisions made in literal m), FITEL will be empowered to: (i) execute the PERFORMANCE BOND GUARANTEE OF THE FINANCING AGREEMENT referred in the Fourteenth Clause or being the case the ADVANCE PAYMENT GUARANTEE; and, (ii) require THE CONTRACTOR a compensation for damages caused due to its non-compliance.

19.2.3
In case that THE CONTRACTOR has not acquired the ownership and or title or the assets, rights and element that compose the ACCESS NETWORK or the property of the ASSETS OF THE TRANSPORT NETWORK; and the FINANCING AGREEMENT is terminated during the INVESTMENT PERIOD OF THE ACCESS NETWORK or the INVESTMENT PERIOD OF THE TRANSPORT NETWORK by virtue of the literals mentioned in the preceding Paragraph 19.2.1., with exception of literals e), m) and p), THE CONTRACTOR shall return to FITEL the integrity of the AWARDED FINANCING disbursed until that time or, the guarantees will be executed.

19.2.4
In case that THE CONTRACTOR has acquired the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or the ownership of ASSETS OF THE TRANSPORT NETWORK without proceeding to its installation and the FINANCING AGREEMENT is terminated during the INVESTMENT PERIOD of the ACCESS NETWORK or the INVESTMENT PERIOD of the TRANSPORT NETWORK respectively by virtue of literals mentioned in preceding Paragraph 19.2.1., with exception of literals e), and m), the PARTIES shall subscribe the corresponding award minutes (where it is transferred in favor of FITEL the ownership and / or titles of the assets, rights and elements that compose the ACCESS NETWORK or in favor of MTC the ownership of the ASSETS OF THE TRANSPORT NETWORK) and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT and will return the non-executed part of the disbursement of the AWARDED FINANCING or, the guarantees will be executed.

Exceptionally, and provided THE CONTRACTOR has conclusively proven to have use the totality of the disbursement of the AWARDED FINANCING in the acquisition of the property and / or the title of the assets, rights and elements that compose the ACCESS NETWORK or the ownership of the ASSETS OF THE TRANSPORT NETWORK, the PARTIES shall subscribe the corresponding award minutes (where it is transferred in favor of FITEL the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or in favor of MTC the ownership of the ASSETS OF THE TRANSPORT NETWORK).

19.2.5
In case that THE CONTRACTOR has acquired the ownership and or title of the assets, rights and elements that compose the ACCESS NETWORK or the ownership of the ASSETS OF THE TRANSPORT NETWORK, such networks have been installed and the FINANCING AGREEMENT is terminated by virtue of paragraphs mentioning in the preceding Paragraph 19.2.1, as appropriate, the PARTIES shall subscribe the corresponding award minutes (where it is transferred in favor of FITEL the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or in favor of MTC the ownership of the ASSETS OF THE TRANSPORT NETWORK) and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT.

19.2.6
In the case that THE CONTRACTOR has acquired the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or the ownership of the ASSETS OF THE TRANSPORT NETWORK, those networks have been installed and the FINANCING AGREEMENT is terminated by virtue of literal m) of Paragraph 19.2.1., the PARTIES will subscribe the corresponding award minutes (where it is transferred in favor of FITEL the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or in favor of MTC the ownership of the ASSETS OF THE TRANSPORT NETWORK) and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT and THE CONTRACTOR will keep the amount of the AWARDED FINANCING received in the part equivalent to the supplied value.

Likewise, in the case that THE CONTRACTOR has acquired the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or the ownership of the ASSETS OF THE TRANSPORT NETWORK, such networks has not been installed and/or FITEL has not delivered more than one disbursement, and the FINANCING AGREEMENT is terminated by virtue of literal m) of the preceding Paragraph 19.2.1., the PARTIES shall subscribe the corresponding award minutes (where it is transferred in favor of FITEL the ownership and / or title of the assets, rights and elements that compose the ACCESS NETWORK or in favor of MTC the ownership of the ASSETS OF THE TRANSPORT NETWORK), being obligation of THE CONTRACTOR to make in favor of FITEL the endorsement of the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT without FITEL making other disbursements of the AWARDED FINANCING. In this assumption, FITEL may decide to require the installation of the assets, rights and elements that compose the ACCESS NETWORK and the TRANSPORT NETWORK.

19.2.7
In all the assumptions of termination by FITEL in which the corresponding award minutes are subscribed and the endorsement of the policies are made on the assets, rights and elements that compose the ACCESS NETWORK and of the ASSETS OF THE TRANSPORT NETWORK, it shall not be included neither in the subscription of the minutes neither in the endorsement in favor of FITEL of the policy those equipment and/or preexisting installations at the enactment of the FINANCING AGREEMENT, that are used to provide the proposed services in the AWARDED PROJECT.

The equipment and/or installations made by THE CONTRACTOR to provide services that are not required within the frame of the AWARDED PROJECT, are the ownership of THE CONTRACTOR.

19.3	Termination by THE CONTRACTOR

19.3.1	THE CONTRACTOR may terminate the FINANCING AGREEMENT of full right, by the following grounds:

a)
Faced with the delay of FITEL in the disbursement of a quota for more than one hundred twenty (120) DAYS, provided that THE CONTRACTOR has complied with all the obligations indicated in Seventh Clause of the FINANCING AGREEMENT and has corrected all the OBSERVATIONS of the SUPERVISION REPORT OF THE TRANSPORT NETWORK or the SUPERVISION REPORT OF THE ACCESS NETWORK; or,

b)	Unjustified refusal of FITEL to receive the INSTALLATION for a period greater than one hundred and twenty (120) DAYS.

19.3.2
In such cases, THE CONTRACTOR will maintain the ownership of the assets, rights and elements that compose the ACCESS NETWORK and of the TRANSPORT NETWORK and the disbursements effectively executed, prior reconciliation of balances that should count with the agreement of FITEL; likewise, it will endorse in favor of FITEL the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT, and FITEL will be obliged to return the PERFORMANCE BOND GUARANTEE OF THE FINANCING AGREEMENT.

Likewise, having given any of the three cases indicated in the preceding Section, THE CONTRACTOR is obliged to continue providing the service according to the term and conditions indicated in its Concession Contract.

19.4	Termination by Mutual Agreement

The FINANCING AGREEMENT may be terminated by mutual agreement, in which case, the ownership of the assets acquired with the AWARDED FINANCING will be transferred to FITEL and THE ASSETS OF THE TRANSPORT NETWORK will be transferred in favor of the MTC, remaining the same under the custody of FITEL until through a new bid, they are awarded. Likewise, in favor of FITEL will be the endorsement of the insurance policies referred in Paragraph 7.21 of the Seventh Clause of the FINANCING AGREEMENT.

Under this assumption, the PARTIES will perform the reconciliation of balances, which should count, with the conformity of FITEL, if applicable.

In said assumption of termination, FITEL shall return the corresponding guarantee; likewise, the PARTIES declare that would not claim the payment for damages.

TWENTIETH CLAUSE: PROCEDURE FOR THE TERMINATION OF THE FINANCING AGREEMENT

20.1
Prior to the termination of the FINANCING AGREEMENT, the affected PARTY by the non-compliance will send to the PARTY that has failed to comply, a notarial letter communicating the non-compliance and terminating it of full right.

20.2
Regarding the assumptions foreseen in the Nineteenth Clause of the FINANCING AGREEMENT, FITEL may require to THE CONTRACTOR, to satisfy the provision of subject matter of non-compliance in a maximum term of fifteen (15) CALENDAR DAYS, and may establish higher terms attending exceptional circumstances upon determination of FITEL under penalty of termination of the FINANCING AGREEMENT of full right according to the provisions set forth in Article 1429º of the Peruvian Civil Code.

20.3
According to the provisions of Sections 3.20 and 3.21 of the Third Clause and Section 4.6. of Fourth Clause of the FINANCING AGREEMENT in all cases of termination that are produced once the OPERATION PERIOD has begun and only in the case that FITEL requests it, THE CONTRACTOR must continue with the operation and maintenance for the term required by FITEL, which shall not exceed from eight (08) months, counted since the termination communication of the FINANCING AGREEMENT, in order to guarantee the continuity of the Public Telecommunications Services. During said term, FITEL will continue delivering the corresponding financing for the proportional number of CALENDAR DAYS elapsed.

20.4
The indication made in the preceding section will be also of application for the assumption foreseen in literal a) of the Paragraph 19.2.1 of the Nineteenth Clause of the FINANCING AGREEMENT, in which case, a temporary administration will be conformed of the AWARDED PROJECT composed by representatives of FITEL and that will represent it before the Meeting of Creditors with the purpose to secure that THE CONTRACTOR continues with the provision of services established in this contract.

During said term FITEL, and provided that the Meeting of Creditors agrees it, may continue delivering the corresponding financing for the proportional number of CALENDAR DAYS elapsed to the administration or liquidation entity appointed by the Meeting of Creditors according to Law N° 27809, General Law of the Bankruptcy System.

20.5	In all cases of termination of the FINANCING AGREEMENT, a reconciliation of balances, which should count, with the conformity of FITEL will be made until the termination date.

TWENTY-FIRST CLAUSE: CLOSURE OF THE FINANCING AGREEMENT

21.1
Is the stage of execution of the FINANCING AGREEMENT that will began within the first fifteen (15) DAYS of the last semester of the OPERATION PERIOD and that will culminate with the conclusion of the FINANCING AGREEMENT by the compliance of its obligations.

21.2	For the CLOSURE OF THE FINANCING AGREEMENT, the PARTIES shall perform the following activities:

a)	THE CONTRACTOR shall correct the OBSERVATION formulated by FITEL, in a maximum term of sixty (60) CALENDAR DAYS since its notification.
b)
Once the OBSERVATIONS are corrected by THE CONTRACTOR, previously verified by FITEL, THE PARTIES within a maximum term of fifteen (15) CALENDAR DAYS will reconcile the calculations and payment of penalties incurred by THE CONTRACTOR; as well as the financial liquidation of disbursements and payments to which the PARTIES are obliged.

c)	Once the information referred in the preceding literal b) is reconciled, THE PARTIES shall subscribe the agreement referred in Paragraph 21.4 of this clause.

21.3
In case of non-compliance of the obligations for the CLOSURE OF THE AGREEMENT, FITEL shall require to THE CONTRACTOR its compliance in a term no later than fifteen (15) CALENDAR DAYS, under penalty to terminate the FINANCING AGREEMENT of full right, consequently it will forfeit the last disbursement and shall proceed to the execution of the PERFORMANCE BOND GUARANTEE OF THE FINANCING AGREEMENT.

21.4
The CLOSURE OF THE FINANCING AGREEMENT will be formalized through the subscription of the corresponding agreement, in which the PARTIES declare that there are no outstanding obligations to comply and that the financial liquidation has been satisfactorily made.

21.5
On the ten (10) CALENDAR DAYS counted since the subscription of the agreement of the CLOSURE OF THE FINANCING AGREEMENT, the last disbursement will be made and, later, in a maximum term of five (05) DAYS the corresponding guarantees will be returned.

TWENTY SECOND CLAUSE: DISPUTE RESOLUTION

22.1.
If there are controversies of any nature between THE CONTRACTOR and FITEL related or resulting from this FINANCING AGREEMENT, that may not be settled by common agreement by both parties or if there is no mechanism of solution foreseen by this document, they will be decided by an arbitral tribunal in a legal arbitration.

22.2	The arbitration will be carried out by an Arbitral Tribunal composed by three (03) members.

22.3	The arbitration will be carried out in the Chamber of Commerce of Lima, in the AMCHAM or other chosen by FITEL or THE CONTRACTOR, according to the demand that comes from any of these parties.

22.4	The Arbitral Tribunal will be composed as follows:

•	Each one of the PARTIES will appoint one arbitrator and they by common agreement, shall appoint the third arbitrator, who will chair the Arbitral Tribunal.
•
In case one of the PARTIES does not appoint its arbitrator within a term of ten (10) CALENDAR DAYS counted since the date in which one of them declares to the other in written its will to submit to this clause, the arbitrator who has not been appointed, will be appointed by the institution that is in charge of the management of the arbitration process.

•
In case the PARTIES do not appoint the third arbitrator within a term of sixty (60) CALENDAR DAYS counted since the appointment of the second arbitrator, the third arbitrator will be appointed by the institution that is in charge of the management of the arbitration process.

22.5
The Arbitral Tribunal shall have a term of ninety (90) DAYS since its installation to issue the corresponding arbitration award, which will be final. Likewise, the Tribunal may be in charge of accurately determining the controversy, and to grant an extension if necessary to issue the award.

22.6	The place of the arbitration will be the city of Lima. The language to be used in the arbitration process will be Spanish.

22.7	The Arbitral Tribunal, when issuing the arbitration award, shall determine the form in which the parties must assume the expenses and costs corresponding to the arbitration.

22.8
In case that any of the PARTIES decides to file an action for annulment against the arbitration award before the Judiciary Power, it must previously constitute in favor of the party or the opposite parties a Letter of Guarantee granted by a first category bank with headquarters in Lima, equivalent to US$ 100,000.00 (One hundred thousand and 00/100 DOLLARS OF THE UNITED STATES OF AMERICA), which will be Joint and several, irrevocable, unconditional and automatically enforceable in case said resource, in final judgment, were not declared well founded. Said Letter of Guarantee must be in force during the length of the process and will be promoted and delivered in custody to a notary of the city of Lima.

22.9
THE FINANCING AGREEMENT is subscribed according to the legal regulations of the Republic of Peru, reason by which any controversy resulting from its performance, interpretation, execution, validity and effectiveness will be governed by these legal regulations.

The Public Telecommunications Services and the access to Intranet that THE CONTRACTOR will provide will be supplemented by the regulatory norms in force in the country, including the norms of continuity and quality standards of the services, as well as the tax regime applicable to taxpayers of all the national territory and the taxpayers of the municipalities or local governments of the country in what is not regulated in the FINANCING AGREEMENT.

TWENTY THIRD CLAUSE: ASSIGNMENT OF THE FINANCING AGREEMENT

23.1	THE CONTRACTOR may assign the FINANCING AGREEMENT, as well as transfer or subrogate, totally or partially, the obligations under its charge, prior favorable opinion of FITEL.

The approval of FITEL shall depend, among others, of aspects related to the financial situation of the company benefitted with the assignment of contractual position, transfer or subrogation total or partial of the rights or obligations derived from the FINANCING AGREEMENT.

23.2	THE CONTRACTOR is obliged to deliver to FITEL the information it may require, for purposes of the assignment and/or transfer of the FINANCING AGREEMENT.

23.3	In case FITEL approves the assignment, transfer or indicated subrogation, an Addendum to the FINANCING AGREEMENT must be subscribed.

23.4	The new CONTRACTOR must comply with the same requirements established in the BASES and the matters that correspond to the FINANCING AGREEMENT.

TWENTY FORTH CLAUSE: OTHER PROVISIONS

24.1	Integrant Parts of the Contract

The FINANCING AGREEMENT includes its Annexes. In the case that there is a contradiction between the Clauses and Annexes, the clauses shall prevail.  Likewise, in case of discrepancy between the documents that conform it, the order of priority will be the following:

                a)          The FINANCING AGREEMENT.
                b)          The TECHNICAL PROPOSAL.
                c)          The CIRCULARS.
                d)          The TECHNICAL SPECIFICATIONS.
                e)          The BASES.

The FINANCING AGREEMENT may be elevated to the status of a notarized public document upon the decision of any of the PARTIES. In any case, THE CONTRACTOR shall bear the corresponding expenses.

24.2	Waiver of Rights

The waiver of any of the PARTIES to one or more rights that correspond to them according to the FINANCING AGREEMENT will only have effect if it is made in written and with duly notification to the other PARTY. If at any time one of the PARTIES waives or does not exercise a specific right consigned in the FINANCING AGREEMENT, such conduct may not be considered by the other PARTY as a permanent waiver to enforce the same right or any other that corresponds to them according to the FINANCING AGREEMENT.

In compliance of the aforementioned, and in exercise of the power that assist THE CONTRACTOR, it irrevocably and unconditionally waives to any diplomatic claim with relation to the FINANCING AGREEMENT.

24.3         Modification of the Contract

The PARTIES agree their total disposition to introduce modifications to the FINANCING AGREEMENT and its composing parts, by common agreement, when they deem as convenient. Any modification or amendment, total or partial, of the FINANCING AGREEMENT and its composing parts will only have validity if is in written in the corresponding Addendum and it is subscribed by the LEGAL REPRESENTATIVE or a representative duly authorized of each one of the PARTIES.

24.4	Nullity of the Contract

The parties expressly recognize that in the assumption that any of the clauses of the FINANCING AGREEMENT lacks of the vice of nullity, said situation shall not determine the nullity of the FINANCING AGREEMENT but only of the clause that is considered null, in which case the FINANCING AGREEMENT will keep its full validity and enforceability. However, if the clause declared null affects the FINANCING AGREEMENT, the parties may request to declare the nullity of it.

Similarly, if within a same clause of the FINANCING AGREEMENT, any of the Numerals of said clause lacks of the vice of nullity, said situation shall not determine the nullity of the entire clause if said Numeral could be removed without affecting the unity of the corresponding clause.

24.5	Intellectual Property

THE CONTRACTOR and FITEL exercise in equal conditions the intellectual property of the Reports, and, in general, any document that THE CONTRACTOR prepares in compliance of the FINANCING AGREEMENT, being able any of the PARTIES exercise its right in its own benefit or of third parties.

THE CONTRACTOR may request to FITEL, the declaratory of confidentiality of the information, according to the provisions set forth in the applicable regulation.

TWENTY FIFTH CLAUSE: NOTIFICATIONS

25.1
All the notifications and communications related to the FINANCING AGREEMENT, unless another mechanism or formality is expressly stated, will be made in written, and will be sent from and to the addresses, fax numbers and e-mails indicated in Section 25.3 of this Clause, with the corresponding effects established in the same section.

25.2
Any of the PARTIES when it considers convenient may modify the addresses, fax numbers and e-mails, prior communication in written to the other PARTY, sent in the form indicated in Section 25.4 of this Clause, with the corresponding effects established in the same section.

25.3
All the notifications under the FINANCING AGREEMENT will be delivered with acknowledgment of receipt, or with any other mechanism that credits the date of delivery of the notification, and will be effective on the date indicated in the corresponding acknowledgment of receipt.

For purposes foreseen in this clause, the parties indicate as their addresses and fax numbers the following:

Of FITEL

Attention	:	Technical Secretary of FITEL
Address	:	Zorritos 1203, Lima 1.
Fax №	:	615-7815
E-mail	:	FITEL@MTC.gob.pe

Of THE CONTRACTOR:

Attention	:	Legal and Regulatory Affairs Manager
Address	:	Av. Carlos Villaran No. 140, Interbank Tower, Floor 12 La Victoria
Fax No.	:	2224000
E-mail	:	legalperu@gilatla.com

25.4	Any change of data of FITEL or of THE CONTRACTOR must be made through written communication sent to the other PARTY by notary and have effect since the following day of the date indicated in the corresponding acknowledgment of receipt.

               The parties sign, in three copies, as sign of agreement, in the city of Lima, at twenty-seven days of the month of June 2018.

ANNEXES OF THE FINANCING AGREEMENT

ANNEX Nº 1:	BENEFICIARY LOCALITIES AND MANDATORY SUBSCRIBED INSTITUTIONS

ANNEX Nº 2:	TECHNICAL PROPOSAL

ANNEX Nº 3:	DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE ACCESS NETWORK AND DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE TRANSPORT NETWORK OF THE CONTRACTOR

ANNEX Nº 4:	ECONOMIC PROPOSAL

ANNEX Nº 5:	ADVANCE PAYMENT GUARANTEE AND PERFORMANCE BOND OF THE FINANCING AGREEMENT

ANNEX Nº 6:	TECHNICAL SPECIFICATIONS

ANNEX Nº 7:	BASES THAT GOVERN THE BID

ANNEX Nº 8:	CIRCULARS

ANNEX N° 9:	PROCEDURE OF CALCULATION FOR AVAILABILITY

ANNEX N° 10:	FORMAT OF INVESTMENT COSTS OF THE ACCESS NETWORK AND TRANSPORT NETWORK

ANNEX N° 11:	GUIDELINES FOR THE CHANGE OF MANDATORY SUBSCRIBED, BENEFICIARY LOCALITIES AND NODS OF THE ACCESS NETWORK

ANNEX N° 12:	PENALTIES FOR NON-COMPLIANCE WITH THE DELIVERY OF INFORMATION FOR THE ACCESS AND TRANSPORT NETWORKS.

ANNEX No. 1 OF THE FINANCING AGREEMENT
BENEFICIARY LOCALITIES AND MANDATORY SUBSCRIBED INSTITUTIONS

ANEXO Nº 2 OF THE FINANCING AGREEMENT
TECHNICAL PROPOSAL

ANEXO Nº 3 OF THE FINANCING AGREEMENT
DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE ACCESS NETWORK AND DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE TRANSPORT NETWORK OF THE CONTRACTOR

ANEXO Nº 4 OF THE FINANCING AGREEMENT
ECONOMIC PROPOSAL

ANEXO Nº 5 OF THE FINANCING AGREEMENT
ADVANCE PAYMENT GUARANTEE AND PERFORMANCE BOND OF THE FINANCING AGREEMENT

ANEXO Nº 6 OF THE FINANCING AGREEMENT
TECHNICAL SPECIFICATIONS

ANEXO Nº 7 OF THE FINANCING AGREEMENT
BASES THAT GOVERN THE BID

ANEXO Nº 8 OF THE FINANCING AGREEMENT
CIRCULARS

ANEXO Nº 9 OF THE FINANCING AGREEMENT
PROCEDURE OF CALCULATION FOR AVAILABILITY

For the availability of the telecommunications services of the AWARDED PROJECT and in cases in which the interruption of the service is due to lack of electric power, the following may be taken into consideration:

Localities with conventional electric power:

In this case, THE CONTRACTOR must try to have an independent meter in order that the operation of the equipment does not depend on the action of third parties.

In such event, if there is a power cut, after the end of the autonomy of the electric backup system indicated in the TECHNICAL SPECIFICATIONS, the interruption will not be counted until the replacement of the conventional electric power.

To prove a power outage, it will be enough to present an alarm report of the management and monitoring system of the implemented network. In case the management and monitoring system does not allow to distinguish types of alarms, THE CONTRACTOR must present proofs of accreditation signed by the electric power concessionaire or some authority, personnel of the educational center, health or police, provided they are from the locality, indicating the time and date of beginning and end of the cut.

In the cases in which the power cuts are constant and in short time intervals, which do not allow the full load of the electric backup system, decreasing the autonomy time of the system, the time of the interruption will not be considered from the cut of service, as long as it is determined that the origin is due to power cut.

In those cases in which electric power is provided by a resident, municipality, or any third party other than the energy concessionaire, THE CONTRACTOR assumes the responsibility for the power cut for causes other than those indicated above.

Localities without conventional electric power:

THE CONTRACTOR according to the TECHNICAL SPECIFICATIONS will propose in its TECHNICAL PROPOSAL the design of the energy system that allows to guarantee the availability of the services according to what is required by the TECHNICAL SPECIFICATIONS.

In cases of a service cut within the autonomy time of the electrical system, the interruption will be counted within the period of availability of the services.

To prove a cut in the energy system implemented by THE CONTRACTOR, not attributable to the latter, proof of accreditation must be presented signed by the MANDATORY SUBSCRIBED INSTITUTION or some authority of the locality, personnel of the educational, health or police center indicating the time and date of beginning and end of the cut.

In some cases in which the power outages are constant and in short time intervals, which do not allow the complete charging of the electrical system, decreasing the autonomy time of the system, the time of the interruption will not be considered from the cut of service, as long as it is determined that the origin is due to an inadequate charge of the batteries.

In the cases in which the interruption of the service is due to weather factors, the following points will be taken into account:

If the power cut is due to the solar incidence in the transmission equipment, the interruption will not be counted as long as the occurrence of this event is accredited with the presentation of a report or document from a specialized public or private organization (previously approved by the FITEL), indicating the anomaly of the solar radiation and the effects that this produces.

If the cut is due to the absence of sunlight that does not allow the charging of the batteries through solar panels, the interruption will not be counted whenever a document from a specialized agency or the sworn statement of a local or district authority is presented, testifying of the absence of sunlight.

Schedule of availability of Services.

Within the hours in which the TECHNICAL PROPOSAL has not considered available the equipment, no interruption will be counted.

To determine the total interruption time, all service cuts greater than one third of the calculated availability for each day will be added.

Dentro del horario en los cuales la PROPUESTA TÉCNICA no la haya considerado disponible los equipos no se contabilizarán ninguna interrupción.

Para determinar el tiempo de interrupción total, se sumarán todos los cortes de servicio superiores a un tercio de la disponibilidad calculada para cada día.

ANEXO Nº 10 OF THE FINANCING AGREEMENT
FORMAT OF INVESTMENT COSTS OF THE ACCESS NETWORK AND TRANSPORT NETWORK

ANEXO Nº 11 OF THE FINANCING AGREEMENT
GUIDELINES FOR THE CHANGE OF MANDATORY SUBSCRIBED INSTITUTIONS,
BENEFICIARY LOCALITIES AND NODS OF THE ACCESS NETWORK

1.
The changes of the BENEFICIARY LOCALITIES, MANDATORY SUBSCRIBED INSTITUTION and POINTS OF PRESENDE (POP) including the corresponding NOD, may be made in the following cases during the INVESTMENT PERIOD:

1.1.	When there are divergences in the jurisdiction, name, location, geographical coordinates, or others referred to the BENEFICIARY LOCALITY, or MANDATORY SUBSCRIBED as appropriate.

1.2.	The BENEFICIARY LOCALITY lacks population and Public Institutions so that the sustainability of the service in said BENEFICIARY LOCALITY during the PERIOD OF OPERATION is affected.

1.3.
The MANDATORY SUBSCRIBED INSTITUTION has the Internet access service and the representative of the Public Institution that will assume the payment of the service, or to whom the corresponding faculties have been delegated, tell THE CONTRACTOR that it does not wish to contract the service.

1.4.
For some reason of a technical nature or due to the impediment of the population or local authorities, among others, the POP that will provide the service to the BENEFICIARY LOCALITY cannot be installed.

In this case, if the change of BENEFICIARY LOCALITY is made, all the MANDATORY SUBSCRIBED INSTITUTIONS located in said locality would be modified. Additionally, it must be taken into account that any reference to change of POP location includes the change of location of the corresponding Node.

1.5.	The BENEFICIARY LOCALITY has MSAN, DSLAM, locker, URA or other type of point of presence with access other than satellite that allows the contracting of Internet access.

In this case, FITEL reserves the right to assess whether the service offered is similar or superior to the services that would be provided through the ACCESS NETWORK, in which case, the BENEFICIARY LOCALITY and the INSTITUTIONS will change. MANDATORY SUBSCRIBERS associated with it; being the FITEL who determines the BENEFICIARY LOCALITY and MANDATORY SUBSCRIBED INSTITUTIONS of replacement.

1.6.
For any reason that is framed in the regulations applicable to unforeseeable circumstances or force majeure, it is not possible to install a POP, it will proceed to change the BENEFICIARY LOCALITY and the MANDATORY SUBSCRIBED INSTITUTIONS associated with it.

1.7.
In all the preceding cases, THE CONTRACTOR must present the documentation that proves the proposed changes. FITEL will evaluate and determine if said changes proceed, communicating to THE CONTRACTOR the result of its evaluation.

2.	The MANDATORY SUBSCRIBED INSTITUTIONS of replacement may be proposed by THE CONTRACTOR and preferences shall be given according to the following considerations:

2.1.	The replacements of MANDATORY SUBSCRIBED INSTITUTIONS will be given preferably within the same BENEFICIARY LOCALITY.

2.2.
The educational institutions (understood for this purpose as school premises of public management) can only be replaced by another educational institution. In this case, THE CONTRACTOR may request to FITEL the replacement by another educational institution located in another BENEFICIARY LOCALITY. Exceptionally, FITEL may approve the replacement of an educational institution by a health establishment, police station or other Public Institution located in the same BENEFICIARY LOCALITY, when it is technically demonstrated that it is not feasible to serve another educational center located in another BENEFICIARY LOCALITY.

2.2.
The educational institutions (understood for this purpose as school premises of public management) can only be replaced by another educational institution. In this case, THE CONTRACTOR may request to FITEL the replacement by another educational institution located in another BENEFICIARY LOCALITY. Exceptionally, FITEL may approve the replacement of an educational institution by a health establishment, police station or other Public Institution located in the same BENEFICIARY LOCALITY, when it is technically demonstrated that it is not feasible to serve another educational center located in another BENEFICIARY LOCALITY.

2.3.
The MANDATORY SUBSCRIBED INSTITUTIONS different from the educational institutions may be replaced by police stations, health establishments, municipalities or other Public Institution, in the same or different locality.

2.4.	In all the cases of the present numeral, FITEL will evaluate and determine if said changes proceed, communicating its decision to THE CONTRACTOR.

3.
As mentioned in numeral 2 above, in case it is necessary to replace a BENEFICIARY LOCALITY, THE CONTRACTOR or FITEL may suggest the new replacements, being FITEL who will approve to proceed or not to said change, taking into consideration what was established in the pre-investment study of the PROJECT. Similar procedure will be follow when it is required to change the location of a POP.

4.
The changes of MANDATORY SUBSCRIBED INSTITUTIONS throughout the OPERATION PERIOD must be performed free of charge up to a maximum of five percent (5%) of the total of MANDATORY SUBSCRIBED INSTITUTIONS, when the representative of the institution that will assume the payment of the services or to whom has been delegated the corresponding faculties, as long as this change is made within the coverage of the service, which will be at least one BENEFICIARY LOCALITY.

5.
Changes of BENEFICIARY LOCATIONS (and consequently of MANDATORY SUBSCRIBED INSTITUTIONS) during the entire OPERATION PERIOD must be performed free of charge up to a maximum of two percent (2%) of the total BENEFICIARY LOCATIONS when FITEL requires so.

6.	In no case may THE CONTRACTOR will request FITEL additional financing for the replacement of any MANDATORY SUBSCRIBED INSTITUTION or any BENEFICIARY LOCALITY or POP.

ANNEX N° 12 OF THE FINANCING AGREEMENT
PENALTIES FOR NON-COMPLIANCE WITH THE DELIVERY OF INFORMATION
FOR THE ACCESS AND TRANSPORT NETWORKS.

A.	Penalties for failure to deliver information during the INVESTMENT PERIOD OF THE ACCESS NETWORK

Issue	Unfulfilled Obligation	Maximum term of presentation		Reference to account the deadlines	Penalties (Expressed in ITU)
Disaggregated costing	Present the disaggregated and detailed costing of the ECONOMIC PROPOSAL for the implementation of the ACCESS NETWORK (See Appendix No. 23 of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK).	10	DAYS	Since the following day of the CLOSING DATE	02
Appointment of work team	The CONTRACTOR must designate the work teams for the INVESTMENT PERIOD OF THE ACCESS NETWORK.	10	DAYS	Since the following day of the CLOSING DATE	02 (Whenever there was a change in the work team and it was not reported)
FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK	Present the FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK, in printed format and in electronic format (prepared in project management software coordinated with FITEL), replacing the Preliminary Implementation Schedule of the ACCESS NETWORK, presented in the TENDER as part of the TECHNICAL PROPOSAL.	30	DAYS	Since the following day of the CLOSING DATE	05
Training for the personnel of the Technical Secretary of FITEL	Present the detailed content (name of the course and hours to be dictated by each item or subject of it)	4	months	Since the following day of the CLOSING DATE	03
Formats of MINUTES OF INSTALLATION OF THE ACCESS NETWORK	Present the format of the MINUTES OF INSTALLATION OF THE ACCESS NETWORK to be used for the installation of Nods, NOC, and Maintenance Centers and in the MANDATORY SUBSCRIBED INSTITUTIONS.	5	months	Since the following day of the CLOSING DATE	05
Updated Technical Proposal	Descriptive report of towers and sizing of energy solutions, networking, air conditioning, link Budget, physical security for Nodes and NOC. Definitive list of brand and models of the equipment to be used in the ACCESS NETWORK.	6	months	Since the following day of the CLOSING DATE	10

Issue	Unfulfilled Obligation	Maximum term of presentation		Reference to account the deadlines	Penalties (Expressed in ITU)
FIELD STUDIES
Submit a copy of the FIELD STUDIES in printed and electronic format. THE CONTRACTOR must send in physical format, as well as the digital database of the information collected for each place where information was collected (total fields of the record), photographs and access routes in kmz format. The minimum content of information to be collected during the FIELD STUDIES is indicated in Appendix No. 10.
THE CONTRACTOR must inform monthly the progress obtained from the visits performed under the framework of the development of the FIELD STUDY, until completed.
		3 a 8	months	Periodically. Monthly deliveries. First delivery until the end of the third month and date to present the final part, at the end of the eighth month, counted from the day following the CLOSING DATE.	10 (Each time)
CAPACITY BUILDING	Present the detailed proposal of the AWARENESS AND DISSEMINATION activities program	3	months	Since the following day of the CLOSING DATE	05
	Present the detailed proposal of the CAPACITY BUILDING program, referred to the activities of TRAINING and ELABORATION OF CONTENTS.	10	Months	Since the following day of the CLOSING DATE	05
Formats for contracting services	Present the Proposal for the final formats for contracting Internet and Intranet access services (see Appendices No. 5-A and 5-B of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK).	10	Months	Since the following day of the CLOSING DATE	05
Maintenance Program
Present the detailed proposal for the Maintenance Program.

This detail includes the activities of preventive and corrective maintenance, as well as the opportunity in which THE CONTRACTOR will perform them, in addition to the processes and procedures that he will follow to carry out the types of maintenance. Additionally, THE CONTRACTOR must indicate if the activities will be carried out in person or remotely. The Maintenance Program must include the form of accrediting the performance of each type of maintenance (preventive and corrective). Resources and logistics (personnel, spare parts and equipment)
		10	Months	Since the following day of the CLOSING DATE	05

Issue	Unfulfilled Obligation	Maximum term of presentation		Reference to account the deadlines	Penalties (Expressed in ITU)
Maintenance Centers and Attention Centers to Users	Present the document detailing the implementation of the maintenance centers, which must contain at least: The definitive list of maintenance centers, specifying their exact location, location, district, province and geographical coordinates WGS84 (in degrees with five decimals). As well as the access times, according to what is indicated in Appendix Nº 16: "Term format distance" of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK.	12	Months	Since the following day of the CLOSING DATE	05
ENGINEERING STUDIES	Present the ENGINEERING STUDIES that led to the final design of the ACCESS NETWORK; they must be delivered in physical document and electronic files (in software version coordinated with FITEL).	1	Months	Since the completion of the INSTALLATION STAGE of the ACCESS NETWORK	10
MINUTES OF INSTALLATION OF THE ACCESS NETWORK	Corresponding to the Nodes, NOC and Maintenance Centers, until the completion of the INSTALLATION STAGE. Includes: Photographs and the inventory, in physical document (printed), scanned in pdf and electronic (digital) file with the tabulated information extracted from all the fields of the minutes.	0	months	Date when the INSTALLATION STAGE OF THE ACCESS NETWORK ends	05
	Corresponding to the MANDATORY SUBSCRIBED INSTITUTIONS. Includes: Photographs and inventory, in physical document (printed), scanned in PDF and electronic file (digital) with tabulated information extracted from all fields of the minutes.	1	Month	Since the date when the INSTALLATION STAGE OF THE ACCESS NETWORK ends	05
PROTOCOL OF PROOFS OF ACCEPTANCE OF INSTALLATIONS	Present its proposal for the PROTOCOL OF PROOFS OF ACCEPTANCE OF INSTALLATIONS.	6	months	Since the CLOSING DATE	05
Quality Guarantee	Present a Quality Guarantee signed by it or by the manufacturer of the essential equipment of the ACCESS NETWORK, through which it guarantees the quality and good functioning of the materials and equipment installed, until at least the first year of the OPERATION PERIOD.	0	months	Up to the date of subscription of the MINUTE OF CONFORMITY WITH INSTALLATIONS AND TESTS OF SERVICES OF THE ACCESS NETWORK.	10

Issue	Unfulfilled Obligation	Maximum term of presentation		Reference to account the deadlines	Penalties (Expressed in ITU)
Contact Center	The CONTRACTOR must implement during the INVESTMENT PERIOD OF THE ACCESS NETWORK, a Contact Center, with a toll-free telephone number and at least six (06) service lines, destined to receive claims, provide assistance, orientation and commercial operations, which will have at least one telephone operator who speaks in addition to the Spanish language, a second language, the most spoken in the Region. Likewise, THE CONTRACTOR shall include an email account with an automatic fault code response.	0	months	Until finish the INVESTMENT PERIOD OF THE ACCESS NETWORK	10
Delivery of the Access Terminal to the NMS	THE CONTRACTOR must deliver to the FITEL an access terminal to said monitoring system, which will have the following characteristics as a minimum: • Seventh-generation Core i7 processor, 3.4 GHz base frequency. • DDR RAM memory 32 GB • Hard Disk 2 TB • Monitor 21 "LCD • Three (03) USB v3.0 ports • One (01) HDMI port • Peripherals (mouse, keyboard) • Windows operating system latest version with perpetual license • MS Office latest version with perpetual license. • Antivirus licensed for 2 years	20	DAYS	Since the ending of the INSTALLATION STAGE OF THE ACCESS NETWORK	05
Install and deliver the access to the Mirror Server of the NMS	THE CONTRACTOR must place at the exclusive disposal of FITEL a server, which will be installed within the facilities of THE CONTRACTOR. Includes a public address and link for administration	20	DAYS	Since the ending of the INSTALLATION STAGE OF THE ACCESS NETWORK	05

B1.	Penalties for failure to deliver information during the INVESTMENT PERIOD OF THE TRANSPORT NETWORK - LIMA AND AMAZON PROJECTS

Issue	Unfulfilled Obligation	Maximum term of presentation		Penalties (Expressed in ITU)
Working team	Present the working team	15	DAYS	02
Definitive schedule of activities of the transport network	Present a detailed, printed and digital report; the file must be attached in * .mpp format, containing at least the following: i. The start and end date of the activities corresponding to the installation of the TRANSPORT NETWORK, as well as demanded resources. ii. Milestones of all the terms contemplated in the present specifications, as well as those contemplated in the FINANCING AGREEMENT, for the fulfillment of all the activities related to the INVESTMENT PERIOD OF THE TRANSPORT NETWORK.	1	MONTH	05
Disaggregated costing	Present the disaggregated costing that led to the economic proposal, including the profit margin, taxes and administrative expenses	30	DAYS	05
FIELD STUDIES	Report in KMZ or KML format indicating the projected layout of the fiber optic cable route and location of poles and towers including photographs, as well as in CAD or SHP format the layout, number of posts or towers and symbolism of the elements.	2	MONTHS	10
	Methodology of land search and monthly report of the progress status of land search by location. This report will be updated periodically each month.	2	MONTHS	02 (Each time)
Studies and calculations for fiber optic cable	Study memory and calculations of electric fields (Electric Space Potential and Electric Potential Gradient), Study memory and calculation of mechanical loads containing the tables of arrows and tensions Technical specifications of the fiber optic cable proposed based on studies of electric fields and mechanical loads.	2	MONTHS	05
Site Acquisition	Methodology of the site acquisition and report of the acquisition status and land records. This report will be updated periodically each month.	3	MONTHS	02 (Each time)
Delivery to FITEL of purchase orders (Part 1)	Fiber optic	3	MONTHS	05
	Poles	4	MONTHS	05
	Junction boxes and hardware (retention, suspension, cross arms, shock absorbers)	4	MONTHS	05
	Cabinets	6	MONTHS	05
	Patch panel and accessories	6	MONTHS	05

Issue	Unfulfilled Obligation	Maximum term of presentation		Penalties (Expressed in ITU)
Sizing	Requirements and sizing calculations of elements such as networking, air conditioning, generator set, battery bank, boards, electrical cables, cameras, sensors, both in quantity and capacity as appropriate.	5	MONTHS	05
GENERAL TECHNICAL PROPOSAL	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK.	7	MONTHS	20
FINAL TECHNICAL PROPOSAL	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK	9	MONTHS	20
Blueprints and studies for construction of civil works	Blueprints (civil, architectural, electrical, sanitation) and study of soil and resistivity for each specific NODE, NOC and MAINTENANCE CENTER. This report will be updated periodically each month.	9	MONTHS	10
Delivery to FITEL of purchase orders (Part 2)	Air conditioning	10	MONTHS	05
	Generator	10	MONTHS	05
	Batteries and controller	12	MONTHS	05
	Sensors and controllers	12	MONTHS	05
	Cameras and NVR	12	MONTHS	05
	Servers	13	MONTHS	05
	Switchers	13	MONTHS	05
	Routers	13	MONTHS	05
Fiber tests results	Tests on reels	5	MONTHS	05
	Testing of laying	15	MONTHS	05
	Tests of post connection	18	MONTHS	05
Reports	- Weekly advance reports according to the format - Updates to the FINAL SCHEDULING OF ACTIVITES OF THE TRANSPORT NETWORK.	Periodic	weekly	02 (Each time)
Delivery of installation minutes record	Minutes of installation of each infrastructure, including photographic record, parts, blueprints and diagrams inventory	18	MONTHS	10
TECHNICAL RECORD	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK.	19	MONTHS	20
Request of Information	Submit information requested at the discretion of FITEL and within the stipulated period.	5 to 15	DAYS	02

B2.	Penalties for failure to deliver information during the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK - ICA PROJECT

Issue	Unfulfilled Obligation	Maximum term of presentation		Penalties (Expressed in ITU)
Working team	Present the working team	15	DAYS	02
Definitive schedule of activities of the transport network	Present a detailed, printed and digital report; the file must be attached in * .mpp format, containing at least the following: i. The start and end date of the activities corresponding to the installation of the TRANSPORT NETWORK, as well as demanded resources. ii. Milestones of all the terms contemplated in the present specifications, as well as those contemplated in the FINANCING AGREEMENT, for the fulfillment of all the activities related to the INVESTMENT PERIOD OF THE TRANSPORT NETWORK.	1	MONTH	05
Disaggregated costing	Present the disaggregated costing that led to the economic proposal, including the profit margin, taxes and administrative expenses	30	DAYS	05
FIELD STUDIES	Report in KMZ or KML format indicating the projected layout of the fiber optic cable route and location of poles and towers including photographs, as well as in CAD or SHP format the layout, number of posts or towers and symbolism of the elements.	2	MONTHS	10
	Methodology of land search and monthly report of the progress status of land search by location. This report will be updated periodically each month.	2	MONTHS	02 (Each time)
Studies and calculations for fiber optic cable	Study memory and calculations of electric fields (Electric Space Potential and Electric Potential Gradient), Study memory and calculation of mechanical loads containing the tables of arrows and tensions Technical specifications of the fiber optic cable proposed based on studies of electric fields and mechanical loads.	2	MONTHS	05
Site Acquisition	Methodology of the site acquisition and report of the acquisition status and land records. This report will be updated periodically each month.	3	MONTHS	02 (Each time)
Delivery to FITEL of purchase orders (Part 1)	Fiber optic	3	MONTHS	05
	Poles	3	MONTHS	05
	Junction boxes and hardware (retention, suspension, cross arms, shock absorbers)	4	MONTHS	05
	Cabinets	5	MONTHS	05
	Patch panel and accessories	5	MONTHS	05

Issue	Unfulfilled Obligation	Maximum term of presentation		Penalties (Expressed in ITU)
Sizing	Requirements and sizing calculations of elements such as networking, air conditioning, generator set, battery bank, boards, electrical cables, cameras, sensors, both in quantity and capacity as appropriate.	4	MONTHS	05
GENERAL TECHNICAL PROPOSAL	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK.	5	MONTHS	20
FINAL TECHNICAL PROPOSAL	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK	7	MONTHS	20
Blueprints and studies for construction of civil works	Blueprints (civil, architectural, electrical, sanitation) and study of soil and resistivity for each specific NODE, NOC and MAINTENANCE CENTER. This report will be updated periodically each month.	8	MONTHS	10
Delivery to FITEL of purchase orders (Part 2)	Air conditioning	8	MONTHS	05
	Generator	8	MONTHS	05
	Batteries and controller	9	MONTHS	05
	Sensors and controllers	9	MONTHS	05
	Cameras and NVR	9	MONTHS	05
	Servers	10	MONTHS	05
	Switchers	10	MONTHS	05
	Routers	10	MONTHS	05
Fiber tests results	Tests on reels	5	MONTHS	05
	Testing of laying	12	MONTHS	05
	Tests of post connection	14	MONTHS	05
Reports	- Weekly advance reports according to the format - Updates to the FINAL SCHEDULING OF ACTIVITES OF THE TRANSPORT NETWORK.	Periodic	weekly	02 (Each time)
Delivery of installation minutes record	Minutes of installation of each infrastructure, including photographic record, parts, blueprints and diagrams inventory	15	MONTHS	10
TECHNICAL RECORD	Minimum content according to what is indicated in the appendix Nº 3 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORT NETWORK.	16	MONTHS	20
Request of Information	Submit information requested at the discretion of FITEL and within the stipulated period.	5 a 15	DAYS	02

C.	Penalties for failure to deliver information during the OPERATION PERIOD

Issue	Unfulfilled Obligation	Maximum term of presentation		Reference to account the deadlines	Penalties (Expressed in ITU)
Delivery of Reports	Monthly presentation of reports indicated in number 7.7.11 of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK.	15	DAYS	During the OPERATION PERIOD, from the first month of this and until the end of the FINANCING AGREEMENT	05 (Each month)
Working Team	THE CONTRACTOR must define work teams for the OPERATION PERIOD	10	DAYS	Since the beginning of the OPERATION PERIOD	02 (each time a change happens in the working team and it was not informed)
Minutes of the execution of the Training for each BENEFICIARY LOCALITY	Present the Minutes of execution of the TRAINING - BENEFICIARY LOCALITY (Appendix N ° 13-A of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK), progressively until completing 100%, as well as the required exams.	30	DÍAS	Since the end of the first year of the OPERATION PERIOD	05
Minutes of the execution of Training for each district capital	Present the Minutes of execution of the TRAINING - Representative district capitals of each province (Appendix N ° 13-B of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK), progressively until completing 100%, as well as the required exams.	30	DAYS	Since the end of the first year of the OPERATION PERIOD	05
Partial and Final TRAINING Report	For the purposes of acceptance of the TRAINING by FITEL, THE CONTRACTOR must send a Partial TRAINING Report at the end of it, as well as a Final Report at the end of the year of TRAINING.	30	DAYS	After the date of delivery of the last Minute of Execution of the TRAINING	05